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                                CREDIT AGREEMENT

                                     BETWEEN


                             TEXSTAR PETROLEUM, INC.
                               A TEXAS CORPORATION


                                       AND


                       AQUILA ENERGY CAPITAL CORPORATION,
                             A DELAWARE CORPORATION





                                 AUGUST 19, 1999


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                                TABLE OF CONTENTS

ARTICLE 1: Definitions and References.............................................................................1
     Section 1.1      DEFINED TERMS...............................................................................1
     Section 1.2      EXHIBITS AND SCHEDULES.....................................................................14
     Section 1.3      AMENDMENT OF DEFINED INSTRUMENTS...........................................................14
     Section 1.4      REFERENCES AND TITLES......................................................................14
     Section 1.5      CALCULATIONS AND DETERMINATIONS............................................................14

ARTICLE 2: The Loans.............................................................................................14
     Section 2.1      THE LOANS..................................................................................14
     Section 2.2      USE OF PROCEEDS............................................................................17
     Section 2.3      REPAYMENT OF THE LOANS AND THE ENCAP JUNIOR NOTE...........................................17
     Section 2.4      PREPAYMENT OF THE LOANS....................................................................17
     Section 2.5      COMMENCEMENT OF OVERRIDING ROYALTY INTEREST PAYMENTS.......................................17
     Section 2.6      APPLICATION OF RECEIPTS....................................................................18
     Section 2.7      BORROWER SUB-ACCOUNT.......................................................................19
     Section 2.8      PURCHASERS OF PRODUCTION...................................................................20
     Section 2.9      MANDATORY PREPAYMENT OF THE LOANS..........................................................20
     Section 2.10     INITIAL SWAP AGREEMENT.....................................................................20

ARTICLE 3: Security..............................................................................................20
     Section 3.1      SECURITY...................................................................................20
     Section 3.2      PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS..................................20
     Section 3.3      RELEASE OF COLLATERAL......................................................................20
     Section 3.4      ACCOUNT DEBTORS............................................................................21

ARTICLE 4: Representations and Warranties........................................................................21
     Section 4.1      REPRESENTATIONS AND WARRANTIES OF BORROWER.................................................21

ARTICLE 5: Notice of Certain Events..............................................................................25
     Section 5.1      NOTICE OF CERTAIN MATTERS..................................................................25
     Section 5.2      OTHER INFORMATION..........................................................................26

ARTICLE 6: Special Provisions Relating to Equipment..............................................................26
     Section 6.1      LOCATION: RECORDS..........................................................................26
     Section 6.2      MAINTENANCE................................................................................26
     Section 6.3      DISPOSITIONS...............................................................................26

ARTICLE 7: Covenants of Borrower.................................................................................26
     Section 7.1      AFFIRMATIVE COVENANTS......................................................................26
     Section 7.2      NEGATIVE COVENANTS.........................................................................34

ARTICLE 8: Further Rights of Lender and Borrower.................................................................36
     Section 8.1      MAINTENANCE OF SECURITY INTERESTS..........................................................36
     Section 8.2      PERFORMANCE OF OBLIGATIONS.................................................................36
     Section 8.3      OVERRIDING ROYALTY INTEREST................................................................37
     Section 8.4      ORRI OPTION................................................................................37
     Section 8.5      NON-RECOURSE...............................................................................38
     Section 8.6      REMOVAL AND APPOINTMENT OF OPERATOR........................................................38

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     Section 8.7      SET-OFF RIGHTS.............................................................................38

ARTICLE 9: Closing; Conditions to Closing........................................................................39
     Section 9.1      CLOSING....................................................................................39
     Section 9.2      CONDITIONS TO CLOSING......................................................................39
     Section 9.3      CONDITIONS PRECEDENT TO FUNDING............................................................42
     Section 9.4      CONDITION PRECEDENT TO FUNDING DEVELOPMENT LOAN............................................43

ARTICLE 10: Events of Default and Remedies.......................................................................43
     Section 10.1     EVENTS OF DEFAULT..........................................................................43
     Section 10.2     ACCELERATION...............................................................................47
     Section 10.3     REMEDIES...................................................................................48
     Section 10.4     INDEMNITY..................................................................................48

ARTICLE 11: Miscellaneous........................................................................................49
     Section 11.1     WAIVERS AND AMENDMENTS; ACKNOWLEDGMENTS AND ADMISSIONS.....................................49
     Section 11.2     SURVIVAL OF AGREEMENTS: CUMULATIVE NATURE..................................................50
     Section 11.3     NOTICES....................................................................................50
     Section 11.4     PARTIES IN INTEREST; TRANSFERS.............................................................51
     Section 11.5     GOVERNING LAW; SUBMISSION TO PROCESS.......................................................52
     Section 11.6     LIMITATION ON INTEREST.....................................................................52
     Section 11.7     TERMINATION; LIMITED SURVIVAL..............................................................52
     Section 11.8     SEVERABILITY...............................................................................53
     Section 11.9     COUNTERPARTS...............................................................................53
     Section 11.10    FURTHER ASSURANCES.........................................................................53
     Section 11.11    WAIVER OF  PUNITIVE DAMAGES, ETC...........................................................53
     Section 11.12    REPRESENTATIONS AND WARRANTIES OF LENDER...................................................53
     Section 11.13    IMI PROPERTY...............................................................................54
     Section 11.14    PARTICIPATING CREDITOR DEDICATED RECEIVABLES...............................................54

ARTICLE 12: Arbitration..........................................................................................55
     Section 12.1     ARBITRATION................................................................................55

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EXHIBITS
Exhibit A           Properties
Exhibit B-1         Advancing Note
Exhibit B-2         EnCap Junior Note
Exhibit C           Property Operating Statement
Exhibit D           Request for Advance
Exhibit E           Cost Certificate
Exhibit F-1         Assignment of Note and Liens (EnCap)
Exhibit F-2         Assignment of Note and Liens (BOCP)
Exhibit G           Parent Guaranty
Exhibit H           Debt Restructure Agreement
Exhibit I           Overriding Royalty Interest Conveyance
Exhibit J           Cash Collateral Account Agreement
Exhibit K           EnCap Purchase and Sale Agreement
Exhibit L           Coral Letter Agreement
Exhibit M           Shell Letter Agreement
Exhibit N           IMI Property
Exhibit O           Participating Creditor Dedicated Receivables
Exhibit P           Assignment of Note and Liens (EnCap Junior Note)

SCHEDULES

Schedule 1          Target Ending Balance
Schedule 2          Permitted Non-Participating Creditor Encumbrances
Schedule 2.1(a)     Existing Debt
Schedule 2.1(b)     Development Operations
Schedule 2.8        Purchasers of Production
Schedule 4.1(g)     Material Transactions
Schedule 4.1(h)     Other Obligations and Restrictions
Schedule 4.1(j)     Litigation
Schedule 4.1(k)     ERISA Plans
Schedule 4.1(l)     Places of Business
Schedule 4.1(m)     Unpaid Bills
Schedule 4.1(o)     Affiliates; Debt to Affiliates
Schedule 4.1(s)     Employment Contracts
Schedule 7.1(b)     Existing Hydrocarbon Sales Agreements
Schedule 7.1(f)(i)  Hydrocarbon Pricing Parameters
Schedule 7.1(s)     Compliance with Environmental and Other Laws
Schedule 7.1(cc)    Development Program

                                       iii
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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made and entered into on August 19, 1999, by and between TEXSTAR PETROLEUM, INC., a Texas corporation (the "BORROWER"), and AQUILA ENERGY CAPITAL CORPORATION, a Delaware corporation (the "LENDER").

         WHEREAS, the Borrower has requested that the Lender: (i) purchase and modify the terms of certain Existing Debt (as defined herein); and (ii) make available, and the Lender is willing to make available to the Borrower on the terms and conditions hereinafter set forth, loans to finance certain costs in connection with the development of certain oil and gas properties located in Mississippi and Texas.

         NOW, THEREFORE, the parties hereto in consideration of the foregoing and the terms, covenants, provisions and conditions hereinafter set forth hereby agree as follows:

                     ARTICLE 1: DEFINITIONS AND REFERENCES

        Section 1.1 DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it in this SECTION 1.1 or in the sections and subsections referred to below.

         "AAA" means the American Arbitration Association.

         "ADVANCING NOTE" has the meaning given to such term in SECTION
2.1(a).

         "ADVANCING NOTE DEBT SERVICE" means the principal and interest due on the Advancing Note for any Interest Period.

         "ADVERSE EFFECT" means (i) any changes or effects that individually or in the aggregate impact the business, operations, prospects or condition (financial or other) of the Borrower adversely and in an amount exceeding $500,000 or impact the Collateral adversely and in an amount exceeding $300,000, (ii) the material impairment of the ability of the Borrower in any respect to perform its obligations under any of the Loan Documents to which it is a party, or (iii) any material impairment of the validity or enforceability of any of the Loan Documents or the rights, powers and privileges of the Lender under any of the Loan Documents.

         "AFE" has the meaning given to such term in SECTION 7.1(v).

         "AFFILIATE(S)" of a specified Person means:

                  (a) any other Person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting equity interests of the specified Person;

                  (b) any other Person five percent (5%) or more of whose outstanding voting equity interests are directly or indirectly owned, controlled or held with power to vote by the specified Person;

                                       1

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                  (c) any other Person directly or indirectly controlling,
         controlled by or under common control with such Person; or

                  (d) any officer, director, partner, trustee, sanguineous or affined kin, or trust for the benefit of one or more Persons that include sanguineous or affined kin of the specified Person or of any other Person described in CLAUSE (c) above.

         "AGREEMENT" means this Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in compliance with applicable provisions hereof.

         "ARBITRATION NOTICE" has the meaning given to such term in SECTION 12.1(c).

         "ASSIGNEES" has the meaning given to such term in SECTION 8.4.

         "ASSIGNMENTS OF NOTE AND LIEN" means the Assignments of Note and Liens from the Existing Debt Holders to the Lender in the forms attached as EXHIBITS F-1 and F-2.

         "ASSIGNMENT OF JUNIOR NOTE AND LIENS" means the Assignment of Note and Liens (EnCap Junior Note) in the form attached as EXHIBIT P.

         "BASE NET REVENUE" means, for a given Interest Period, the lesser of: (i) the Net Revenue for such Interest Period; or (ii) the amount equal to
(x) the sum of (1) the outstanding balance of the Loans at the beginning of such Interest Period, (2) accrued interest on the Loans for such Interest Period, and (3) advances made on the Loans during such Interest Period, minus
(y) the Target Ending Balance for such Interest Period.

          "BORROWER" has the meaning given such term in the first paragraph of this Agreement, and its permitted successors and assigns.

         "BORROWER SUB-ACCOUNT" has the meaning given such term in SECTION
2.7(a).

         "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Houston, Texas.

         "CASH COLLATERAL ACCOUNT" has the meaning given to such term in the Cash Collateral Account Agreement.

         "CASH COLLATERAL ACCOUNT AGREEMENT" means the Cash Collateral Account Agreement in the form attached hereto as EXHIBIT J.

         "CHANGE OF CONTROL" means: (a) the acquisition, in any instance in which the Borrower does not retain control of the resulting entity, by any Person or two or more Persons acting in concert (other than the Person with such beneficial ownership on the Closing Date) of beneficial ownership (within the meaning of Rule 13d-3, promulgated by the Securities and Exchange Commission and now in effect under the Securities Exchange Act of 1934, as amended) of 50% or more of the outstanding capital stock or 50% or more of any outstanding class of capital stock of the Borrower or Parent; or (b) the sale, transfer, lease, conveyance or other disposition

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(including by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower to any Person.

         "CLOSING" has the meaning given such term in SECTION 9.1.

         "CLOSING DATE" has the meaning given such term in SECTION 9.1.

         "COLLATERAL" means all property of any kind which, pursuant to any Loan Document, is subject to a Lien in favor or for the benefit of the Lender or is purported to be subject to such a Lien, including, without limitation, the Equipment and the Properties.

         "CORAL" means Coral Energy Resources, L.P.

         "CORAL LETTER AGREEMENT" means that certain letter agreement from the Parent to and agreed by Coral in the form attached hereto as EXHIBIT L.

         "CORAL TRANSACTION" means the payment by the Parent to Coral of the sums specified in, and the execution and delivery by Coral of, that certain Termination of Contract Rights Agreement in accordance with the Coral Letter Agreement.

         "COST CERTIFICATE" has the meaning given such term in SECTION 2.1(b), each such certificate to be in the form attached hereto as EXHIBIT E.

         "DEBT" means, as to the Borrower, all indebtedness, liabilities and obligations of the Borrower, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered debt pursuant to GAAP, excluding contingent abandonment liabilities not yet accrued.

         "DEBT RESTRUCTURE AGREEMENT" means that certain agreement by and among the Parent, the Borrower, the Participating Creditor Collateral Agent, the Participating Creditor Deposit Agent, the Participating Creditors and, for the limited purposes stated therein, the Lender, a copy of which is attached hereto as EXHIBIT H.

          "DEBT TO AFFILIATES" means Debt with respect to which the payee or obligee is an Affiliate of the Borrower.

         "DEFENSIBLE TITLE" means, with respect to the Properties, such legal record title (subject to only the Permitted Encumbrances) that, with respect to each well or Unit located on the Leases: (A) entitles the Borrower to receive, free and clear of all royalties, overriding royalties and net profits interests (except the Overriding Royalty Interest), or other burdens on or measured by production of Hydrocarbons, not less than the Net Revenue Interests of the Borrower reflected in EXHIBIT A for such wells or Units for the productive life of such well or Unit (subject only to the Permitted Encumbrances); and (B) obligates the Borrower to bear costs and expenses relating to the maintenance, development and operation of such well or Unit in an amount not greater than the Working Interests of the Borrower reflected in EXHIBIT A for the productive life of such well or Unit (subject only to the Permitted Encumbrances); free and clear of any security interest, lien, encumbrance, mortgage, claim, security agreement or other charge,

                                       3

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other than the Permitted Encumbrances and any liens, mortgages, and security interests in favor of the Lender and its Affiliates or which are expressly permitted hereunder.

         "DEVELOPMENT LOAN" means the loan or loans made or to be made, in accordance with SECTION 2.1(b), by the Lender to the Borrower, as evidenced by the Advancing Note, to finance certain costs of the Development Operations.

         "DEVELOPMENT OPERATIONS" means those operations described on
SCHEDULE 2.1(b) attached hereto.

         "DEVELOPMENT PROGRAM" means the schedule for conducting and completing the Development Operations as set forth on SCHEDULE 7.1(cc).

         "DIRECT TAXES" means (a) Property Taxes, (b) Severance Taxes, (c) ad valorem taxes, (d) conservation taxes, and (e) any other taxes of any kind or character, excluding only income taxes and franchise taxes, imposed on the Borrower in connection with or as a result of its ownership of the Properties or Hydrocarbon production allocable to the Properties.

         "DRAWDOWN TERMINATION DATE" means the one-year anniversary of the Closing Date.

         "ENCAP BUYERS" means EnCap Equity 1996 Limited Partnership and Energy Investment Company PLC.

         "ENCAP INVESTMENT" means the purchase by the EnCap Buyers of $4,400,000 principal amount of the Borrower's 10% Class A Preferred Stock Series I for $4,000,000 in accordance with the EnCap Purchase and Sale Agreement.

         "ENCAP JUNIOR NOTE" has the meaning given such term in SECTION
2.1(a).

         "ENCAP PURCHASE AND SALE AGREEMENT" means that certain Purchase and Sale Agreement between Parent and EnCap Buyers in the form attached hereto as EXHIBIT K.

         "ENGINEERS" means, unless specifically provided otherwise, the following petroleum engineering firms: R.A. Lenser & Associates, Inc., Netherland, Sewell & Assoc., Ryder Scott Company and such other petroleum engineering firms as may be mutually agreeable to the Borrower and the Lender.

         "ENVIRONMENTAL LAWS" means any and all federal, state or local statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes. For purposes of this definition, "chemicals" includes all substances referred to in the second sentence of the definition herein of "Hazardous Materials."

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         "EQUIPMENT" means the Borrower's undivided interest in all equipment of every kind and nature used for or in the operation of the Properties, equivalent to the undivided interest of the Borrower constituting the Property on which such Equipment is used, including but not limited to, pipelines, well and lease equipment and surface equipment, casing, tubing, connections, rods, pipe, machines, compressors, gathering systems, meters, motors, pumps, tankage, fixtures, storage and handling equipment and all other equipment or movable property of any kind and nature and wherever situated now or hereafter owned by the Borrower or in which the Borrower may now or hereafter have any interest (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all logs and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA PLAN" means any employee pension benefit plan which is maintained by any Person subject to Title IV of ERISA.

         "EPA" means the Environmental Protection Agency.

         "EVENT OF DEFAULT" has the meaning given such term in SECTION 10.1.

         "EXCESS NET REVENUE" means, for a given Interest Period, the amount equal to (i) the Net Revenue for such Interest Period minus (ii) the Base Net Revenue for such Interest Period.

         "EXISTING DEBT" has the meaning given such term in SECTION 2.1(a).

         "EXISTING DEBT HOLDERS" means BOCP Energy Partners, L.P. and EnCap Energy Capital Fund III, L.P.

         "EXISTING LIENS" has the meaning given such term in SECTION 2.1(a).

         "FACILITY FEE" means the expenses owed by the Borrower to the Lender as consideration, in part, for entering into the transactions contemplated under this Agreement and the other Loan Documents.

         "FISCAL QUARTER" means a three-month period ending on March 31, June 30, September 30 or December 31 of any calendar year.

         "FISCAL YEAR" means a twelve-month period ending on December 31 of any calendar year.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

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         "GRABOIS NOTE" means that certain promissory note dated April 22,
1998, issued by the Borrower to Todd E. Grabois in the principal amount of $70,000.

         "GROSS RECEIPTS" means, for a given Interest Period, the sum of: (i) all sums received by the Borrower during such Interest Period in connection with the production of Hydrocarbons from or allocable to the Properties, including any proceeds under gas purchase agreements, oil purchase agreements, natural gas liquids purchase agreements and any other receipts relating to or arising from the sale or other disposition of Hydrocarbons from or allocable to the Properties; (ii) all Swap Settlement Proceeds received during such Interest Period; and (iii) any other sums received by the Borrower during such Interest Period constituting proceeds from the sale or other disposition of Equipment; PROVIDED, HOWEVER, that Gross Receipts shall not include sums received by the Borrower constituting proceeds from the sale or other disposition of Equipment to the extent such sums are used by Borrower, within 30 days of receipt thereof, to replace such Equipment in accordance with the Loan Documents.

         "HAZARDOUS MATERIALS" means any substances regulated under any Environmental Law, whether as pollutants, contaminants or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise. "Hazardous Materials" also includes (a) any petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel (including any mixtures of the foregoing) that has been or may be emitted, discharged or released into the environment, and (b) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal reserves.

         "HYDROCARBONS" means crude oil, condensate, natural gas, natural gas liquids and other hydrocarbons.

         "HYDROCARBON PURCHASE AND SALE AGREEMENT" means that certain Base Agreement for Natural Gas Purchase Transactions of even date herewith between the Borrower and Aquila Energy Marketing Corporation, and such agreement governing oil purchase transactions, if any, as may be entered into between the Borrower and the Lender or its designated Affiliate in accordance with
SECTION 7.1(b).

         "IMI PROPERTY" means the property described on EXHIBIT N attached hereto.

         "INDEBTEDNESS" means and includes: (i) all obligations for borrowed money of any kind or nature, including funded and unfunded debt or guarantees thereof and contingent obligations in respect of any of the foregoing including, without limitation, reimbursement obligations in respect of letters of credit; and (ii) all obligations for the acquisition or use of any fixed asset or improvements thereto, including capitalized leases but excluding operating leases, which are payable over a period longer than one year or guarantees thereof, regardless of the term thereof or the Person or Persons (each as hereinafter defined) to whom the same is payable; provided, however, that Indebtedness shall not include trade payables incurred in the ordinary course of business so long as the same are being paid within thirty
(30) days after becoming due (or, with respect to any vendor, within such longer period as is acceptable to such vendor) or are being contested in good faith.

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         "INITIAL LOAN" means the loan made by the Lender to the Borrower, as evidenced by the Advancing Note, comprised of: (i) amounts of Existing Debt purchased by the Lender; and (ii) amounts advanced by the Lender to the Borrower to permit the Borrower to pay certain amounts due as described in
SECTION 2.1(a) and SECTION 2.2 of this Agreement.

         "INITIAL RESERVE REPORT" means that certain reserve report dated April 19, 1999, prepared by R.A. Lenser & Associates, Inc. with respect to the Properties.

         "INTEREST PERIOD" means each period beginning on (and including) the Repayment Date in one calendar month and ending on (but not including) the Repayment Date in the next following calendar month, provided that the first Interest Period for the Advancing Note and Loans shall begin on the Closing Date and end on the day before the first Repayment Date.

         "LAW" means any law (including common law), statute, ordinance, rule, regulation, license, permit, judgment, order or decree and the right of any governmental, statutory or public authority to regulate any Collateral in any manner.

         "LEASE" or "LEASES" means, whether one or more: (i) those certain oil and gas leases set forth in the description of each Property on EXHIBIT A attached hereto, and any extension, renewal, correction, modification, election or amendment (such as those relating to unitization) of any such Lease; or (ii) other oil, gas and/or mineral leases or other interests pertaining to the Properties which may now and hereafter be made subject to the Lien of any of the Security Documents and any extension, renewal, correction, modification, election or amendment (such as those relating to unitization) of any such lease or leases.

         "LENDER" has the meaning given to such term in the first paragraph of this Agreement, and, subject to any limitations set forth in any instrument (including the Assignment of Junior Note and Liens), its successors and assigns as holders of any Note. For the avoidance of doubt, the holder of the EnCap Junior Note is a "Lender" under the EnCap Junior Note only, and shall have no obligation or commitment to make any Loans hereunder or under the Advancing Note.

         "LETTERS IN LIEU" means those certain letters in lieu of transfer orders, duly executed by the Borrower, in form satisfactory to the Lender.

         "LIEN" means, with respect to the Properties or other Collateral, any right or interest therein of a creditor to secure Debt owed to it or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows it to have such Debt satisfied out of such property or assets prior to the satisfaction of general creditors of the owner of such property or assets, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "LIEN" also means any filed financing statement, declaration or memorandum of operating agreement or any such agreement filed to perfect liens or rights of security under such agreements, any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien

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described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "LOANS" means, collectively, the Initial Loan and the Development Loans and "Loan" means, individually, the Initial Loan or any Development Loan as described in SECTION 2.1. For the avoidance of doubt, the EnCap Junior Note constitutes a Loan Document but amounts outstanding thereunder are not part of the Loans.

         "LOAN DOCUMENTS" means this Agreement, the Assignments of Note and Liens, the Subordination Agreements, the Mortgages, the Security Agreement, the Assignment of Junior Note and Liens, the Notes, the Overriding Royalty Interest Conveyance, the Hydrocarbon Purchase and Sale Agreement, the Swap Agreement, the Cash Collateral Account Agreement, any other Security Documents, and all other agreements or instruments now, heretofore or hereafter delivered by or on behalf of the Borrower or the Parent to the Lender or any Affiliate of the Lender in connection with this Agreement or any transaction contemplated hereby (exclusive of (i) the term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent that same contain information about the Borrower or its Affiliates or their properties, business or prospects and such information is the subject of a written representation or certificate upon which the Lender relied and (ii) the EnCap Purchase and Sale Agreement).

         "LOAN TERMINATION DATE" means the earlier of (a) the fourth anniversary of the Closing Date, (b) the date of payment and performance in full of all the Obligations of the Borrower under the Loan Documents (other than the Overriding Royalty Interest Conveyance), and (c) the date on which the Lender notifies the Borrower, as provided in SECTION 10.2, of the acceleration of payment of all Obligations because of the occurrence of an Event of Default.

         "MAXIMUM RATE" means the maximum non-usurious rate of interest that the Lender is permitted under applicable law to contract for, take, charge, or receive from the Borrower.

         "MORTGAGES" has the meaning given such term in SECTION 3.1.

         "NET REVENUE" means, for any Interest Period: (i) the Gross Receipts received during such Interest Period; minus (ii) the sum of (a) Operating Expenses, Direct Taxes, royalties, overriding royalty interests and other interests payable out of or measured by the production of Hydrocarbons allocable to the undivided Working Interests of the Borrower constituting each Property and payable during such Interest Period and (b) Swap Settlement Payables payable during such Interest Period.

         "NET REVENUE INTEREST" or "NRI" has the meaning given such term in Exhibit A of the Mortgage.

         "NET REVENUE REIMBURSEMENT AMOUNT" means the amounts released to the Borrower and/or its designee(s) pursuant to SECTION 2.7(b) hereof.

         "NOTE" means the Advancing Note in the form attached hereto as EXHIBIT B-1 and the EnCap Junior Note in the form attached hereto as EXHIBIT B-2.

         "NOTEHOLDER" means the Lender and subsequent holders of a Note or any part thereof or any interest therein.

         "NOTICE OF ASSIGNMENT OF PROCEEDS" has the meaning given such term in SECTION 3.4.

         "NOVAK NOTE" means that certain promissory note dated April 22, 1998, issued by the Borrower to Robert Novak in the principal amount of $30,000.

         "OBLIGATIONS" means all Debt from time to time owing from the Borrower to the Lender or any of the Lender's Affiliates under or pursuant to any of the Loan Documents in connection with this Agreement or any transaction contemplated hereby, including without limitation, all principal, interest, fees, expenses, costs and indemnities.

         "OPERATING AGREEMENTS" means operating agreements relating to the Properties, including, without limitation, all those certain operating agreements which relate to or arise from the Properties pursuant to which the Borrower is or hereafter becomes the operator, whether entered into or amended before or after the date of this Agreement.

         "OPERATING EXPENSES" means: (i) direct lease operating, compression, transportation and processing expenses and well maintenance expenses (such well maintenance expenses shall be limited to $50,000 per event, net to the Borrower's Working Interest constituting the relevant Property, without the Lender's prior written consent), which arise from the Borrower's Working Interests constituting the Properties in the wells that are subject to the Mortgages and that are billed to the Borrower by the Operator or incurred by the Borrower, as Operator, of the Properties; (ii) such Working Interests' shares of expenses incurred in the repair, maintenance and replacement of damaged or obsolete Equipment; and (iii) such Working Interests' shares of overhead charges payable to a third party Operator pursuant to an applicable Operating Agreement in effect on the Closing Date with respect to any of the Properties (or such new Operating Agreements or amendments to existing Operating Agreements that are approved in writing by the Lender), excluding contract Operators employed by the Borrower who own no interest in the Properties.

         "OPERATING REPORT" has the meaning attributable to such term in
SECTION 7.1(dd).

         "OPERATOR" means any operators, including contract operators, of the Properties (as such terms are generally understood in the oil and gas industry) on the later of date hereof or the date of acquisition thereof, as applicable, and such other operators as may be approved by the Lender pursuant to SECTION 8.6.

         "OVERRIDING ROYALTY INTEREST" has the meaning attributable to such term in the Overriding Royalty Interest Conveyance.

         "ORRI OPTION" means the Borrower's option to purchase the Overriding Royalty Interest from the Lender after such interest has been valued by mutually agreeable Engineers.

         "ORRI SALE DATE" has the meaning given such term in SECTION 8.4.

         "OVERRIDING ROYALTY INTEREST CONVEYANCE" means a conveyance, in the form attached hereto as EXHIBIT I, whereby the Borrower assigns to the Lender the Overriding Royalty Interest.

         "PARENT" means Benz Energy Inc., a Delaware corporation.

         "PARENT GUARANTY" means that certain performance guaranty issued by Parent to the Lender in the form attached hereto as EXHIBIT G.

         "PARTICIPATING CREDITORS" means the Persons party to the Debt Restructure Agreement as Participating Creditors.

         "PARTICIPATING CREDITOR COLLATERAL AGENT" means Stewart Peck in his capacity as Collateral Agent under the Debt Restructure Agreement and any successor to such Person.

         "PARTICIPATING CREDITOR DEDICATED RECEIVABLES" means the receivables identified as such on EXHIBIT O.

         "PARTICIPATING CREDITOR DEPOSIT AGENT" means Stewart Peck in his capacity as Deposit Agent under the Debt Restructure Agreement and any successor to such Person.

         "PERMITTED NON-PARTICIPATING CREDITOR ENCUMBRANCES" means, (i) for the period from the Closing Date through December 31, 1999, Liens in favor of Persons identified on Schedule 2 to secure the indebtedness identified on
Schedule 2, and (ii) thereafter, none.

         "PERMITTED ENCUMBRANCES" means: (i) the liens, claims and encumbrances described in the Debt Restructure Agreement and subordinated to the liens and Encumbrances of the Security Documents thereunder; (ii) Liens of lessors, vendors, mechanics, materialmen, laborers, operators, non-operators, joint interest owners, taxing and other governmental authorities, and other similar liens arising by Law, or otherwise arising in the ordinary course of business, in each case, for sums not yet due; (iii) obligations under the Leases; (iv) easements, rights-of-way, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs and the like, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way on, over or in respect of any interest; (v) non-consent provisions in operating agreements, exploration agreements, and similar agreements affecting the Properties, but not including any non consent penalties resulting from any election previously made (or otherwise currently effective) not to participate in an operation, unless the effect of such non consent penalties is reflected in the Net Revenue Interest of Borrower set forth in the Exhibits to Mortgage; (vi) specific exceptions and encumbrances affecting each of the Properties as described in the exhibits to any Loan Document INSOFAR ONLY as said exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease which is made subject to said exceptions and encumbrances; (vii) minor irregularities in title which do not (a) materially interfere with the occupation, use and enjoyment by the Borrower of the subject Property or (b) materially impair the value thereof; (viii) rights of third parties under gas balancing agreements containing terms and conditions customary in the industry (provided that the inclusion of such agreements in "Permitted Encumbrances" shall not and does not effect any representation, warranty or covenant of the Borrower with respect to the obligations of the Borrower under any such agreements); (ix) rights of third parties under unit agreements and farmout agreements which do not and will not result in a decrease in the NRI or increase in the WI from that represented and warranted in the relevant Mortgage; (x) rights of third parties under purchase and sale agreements listed on SCHEDULE 2.8 as such agreements are in effect on the Closing Date; (xi) farmout agreements, unit agreements, operating agreements participation agreements, purchase and sale agreements, hydrocarbon marketing agreements, stipulations of interest and other agreements which are customary in the oil and gas exploration business, to the extent that the same contain terms and provisions customary in the industry, and do not and will not (a) reduce the Net Revenue Interest of Borrower in the Asset affected thereby below, or increase the Working
Interest of Borrower above, that set forth in Exhibits to the mortgage, (b) require the payment of more than $50,000 in any 12 month period, or (c) otherwise materially and adversely affect the value of the Property affected thereby; (xii) Permitted Non-Participating Creditor Encumbrances; and (xiii) any Lien explicitly approved in writing by the Lender on or after the date of this Agreement.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         "PROPERTIES" means those certain properties described in EXHIBIT A attached hereto and incorporated herein, to the extent of the specific undivided interest of the Borrower in any such Property stated therein.

         "PROPERTY OPERATING STATEMENT" means the monthly statement, in the form attached hereto as EXHIBIT C, to be prepared and delivered by the Borrower to the Lender, pursuant to SECTION 2.6 hereof.

         "PROPERTY TAXES" means taxes imposed annually on the Borrower which are based on or measured by the estimated value (at the time such taxes are assessed) of any Hydrocarbons underlying the lands covered by or pooled with the Leases attributable to the undivided interests of the Borrower in the various Leases constituting the Properties.

         "PROVED RESERVES" means the current estimated quantity of Hydrocarbons which analysis of geologic and engineering data demonstrate with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions based on either actual production or conclusive formation tests.

         "PURCHASERS OF HYDROCARBONS" shall mean the Persons listed on
SCHEDULE 2.8 attached hereto, and all other Persons who, now or in the future, purchase Hydrocarbons attributable or allocable to the Borrower's Net Revenue Interests constituting the Properties and are approved by the Lender in writing.

         "PURCHASE PRICE" has the meaning given such term in SECTION 8.4.

         "REPAYMENT DATE" means the date of payment in full of the Obligations (other than the Overriding Royalty Interest Conveyance) and, prior to such date, the later of: (i) the twenty-fifth (25th) day of each calendar month, or (ii) the first Business Day after the twenty-fifth (25th) day of such month following the deposit into the Cash Collateral Account of the Gross Proceeds for the Interest Period that ends in such month (but in no event later than the last Business Day of the relevant calendar month); the first such Repayment
Date to occur during September, 1999.

         "REQUEST FOR ADVANCE" means a written request from the Borrower to the Lender for an advance of funds as a Development Loan, in the form attached hereto as EXHIBIT D.

         "RESERVE REPORT" means, unless specifically denoted otherwise, the petroleum engineering report defined in SECTION 7.1(f) hereof.

         "RULES" has the meaning given such term in SECTION 12.1(c).

         "SECURITY AGREEMENT" means a security agreement (Accounts, Equipment, General Intangibles and Inventory) executed by the Borrower as debtor in favor of the Lender as secured party dated as of the date hereof, in form and substance mutually satisfactory to the Lender and the Borrower, as the same may be modified, amended or supplemented pursuant to the terms of this Agreement.

         "SECURITY DOCUMENTS" means the Mortgages and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by the Borrower to the Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations.

         "SEVERANCE TAXES" means taxes imposed on the Borrower or such production at the time Hydrocarbons are produced from a well situated on any of the Leases or on lands pooled therewith which are based on or measured by the amount or value of such Hydrocarbon production allocable to the Properties.

         "SHELL" means Shell Capital Inc.

         "SHELL LETTER AGREEMENT" means that certain letter agreement from the Borrower to and agreed by Shell in the form attached hereto as EXHIBIT M.

         "SHELL PAYMENT" the payment by the Borrower to Shell of $8,142,127 in accordance with the Shell Letter Agreement.

         "SHELL TRANSACTION" means the payment by the Borrower to Shell of the Shell Payment, the issuance by the Parent to Shell of the shares of the Parent's Preferred Class A Series II, the execution and delivery by Shell, the Borrower, and the Parent of that certain Conveyance of Overriding Royalty Interest and Termination of Contract Rights, and the execution and delivery by Shell of that certain Release of Liens and Security Interests, in each case in accordance with the Shell Letter Agreement.

         "STARBUCKS NOTE PAYABLE" means that certain promissory note dated April 22, 1998, issued by the Borrower to the Starbucks Trust in the principal amount of $200,000.

         "STARBUCKS NOTE RECEIVABLE" means that certain promissory note dated January 1, 1998, issued by the Starbucks Trust to the Borrower in the principal amount of $2,500,000.

         "SUBORDINATION AGREEMENTS" means the subordination agreements executed by or on behalf of the holders of the Debt to Affiliates in favor of the Lender dated as of the date hereof in form and substance acceptable to the Lender, as the same may be modified, amended or supplemented in accordance therewith.

         "SWAP AGREEMENT" means any swap agreement, cap, collar, floor, exchange transaction, forward agreement or exchange or protection agreement related to Hydrocarbons or any option with respect to such transaction, as more specifically provided in those certain master swap agreements on International Swap Dealers Association forms and the schedules thereto and any confirmations thereunder which the Borrower enters into with or through the Lender of even date herewith and any other confirmations which the Borrower may hereafter enter into with or through the Lender.

         "SWAP SETTLEMENT PAYABLES" means any settlement amounts payable by the Borrower under the terms of any executed Swap Agreement.

         "SWAP SETTLEMENT PROCEEDS" means any settlement amounts paid to the Borrower under the terms of any executed Swap Agreement.

         "TARGET ENDING BALANCE" means, for a given Interest Period, the amount set forth on SCHEDULE 1 for the calendar month that includes the Repayment Date for such Interest Period.

         "TAX CLAIM" means, excluding claims for taxes by the State of Mississippi disclosed in writing to the Lender by the Borrower that will be paid at Closing, any claim by a taxing authority that the Borrower owes any amount of taxes of any kind other than claims for Severance Taxes and Property Taxes.

         "TITLE OPINIONS" means those certain title opinions (copies of which shall be delivered to the Lender) addressed to the Borrower and Lender and dated on or prior to the Closing Date, as the same may be or are required to be utilized in conjunction with preparing a nothing further certificate under this Agreement, covering all of the Properties.

         "TOMLINSON NOTE" means that certain promissory note dated April 22, 1998, issued by the Borrower to Prentis B. Tomlinson, Jr. in the principal amount of $1,700,000.

         "UNIT" means a pooled unit or proration unit as designated by an effective designation of unit, proration unit plan, or other instrument of similar impact properly filed with the appropriate governmental authority.

         "UNMATURED EVENT OF DEFAULT" means any event or condition which would, with the giving of any requisite notices and/or the passage of any requisite periods of time, constitute an Event of Default.

         "WORKING INTEREST" or "WI" have the meaning given such terms in Exhibit A of the Mortgage.

         Section 1.2 EXHIBITS AND SCHEDULES. All exhibits and schedules attached to this Agreement are incorporated herein by reference and made a part hereof for all purposes.

         Section 1.3 AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document; provided, that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4 REFERENCES AND TITLES. Unless otherwise expressly provided, all references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement. Section and subdivision headings are for convenience only, do not constitute any part of such sections or subdivisions and shall be disregarded in construing the language contained in such sections or subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular sections or subdivisions unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including, without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5 CALCULATIONS AND DETERMINATIONS. All calculations pursuant to the Loan Documents of fees and of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 days. Unless otherwise expressly provided herein or the Lender otherwise consents in writing, all financial statements and reports to be furnished to the Lender under the Loan Documents shall be prepared and all financial computations and determinations made pursuant to the Loan Documents, and with respect to the financial statements, shall be made in accordance with GAAP.

                              ARTICLE 2: THE LOANS

         Section 2.1 THE LOANS.

                  (a) THE INITIAL LOAN. The Borrower desires to (i) refinance certain existing debt (as set forth on SCHEDULE 2.1(a), the "EXISTING DEBT") secured by Liens encumbering the Borrower's right, title and interest in certain of the Properties and (ii) make the Shell Payment. The Existing Debt is secured by Liens (the "EXISTING LIENS") under those security instruments executed by the Borrower listed on
         SCHEDULE I to each Assignment of Note and Liens. Subject to the conditions precedent set forth in SECTIONS 9.2 and 9.3, the Lender shall, contemporaneously with the Closing, purchase the entire Existing Debt from the Existing Debt Holders in accordance with and subject to the terms and conditions of the Assignments of Note and Liens. Upon such purchase, the Borrower shall issue to the Lender (i) a promissory note in the form of EXHIBIT B-1, appropriately completed (as amended, restated, supplemented or otherwise modified from time to time, the "ADVANCING NOTE") in the face principal amount of Thirty-Two Million, Six Hundred Twenty-Seven Thousand,
         Seven Hundred Forty-Four and No/100 Dollars ($32,627,744.00) and
         (ii) a promissory note in the form of EXHIBIT B-2, appropriately completed (the "ENCAP JUNIOR NOTE") in the face principal amount of Two Million Eight Hundred Eighty-Six Thousand Eight Hundred
         Thirty-One and No/100 Dollars ($2,886,831.00) which Advancing Note and EnCap Junior Note shall modify the terms (including the interest rate) of, but not extinguish or novate, the Existing Debt and which Advancing Note shall evidence both the Initial Loan (including
         Existing Debt in the amount of $17,867,195) and the Development
         Loans. Immediately following the issuance to it of the EnCap Junior Note, the Lender shall sell the entire EnCap Junior Note, and reconvey a portion of the Existing Liens, to EnCap Energy Capital
         Fund III, L.P., in accordance with and subject to the terms and conditions of the Assignment of Junior Note and Liens. Subject to the conditions precedent set forth in SECTIONS 9.2 and 9.3, the Lender shall, at the Closing, advance to the Borrower so that the Borrower may make the Shell Payment and pay amounts payable by the Borrower as provided in SECTION 7.1(y), the amount of Eight Million
         One Hundred Ninety-Two Thousand One Hundred and Twenty-Seven and
         No/100 Dollars ($8,192,127.00) such amount, together with the portion of outstanding principal balance of the Existing Debt to be evidenced by the Advancing Note, and the Six Hundred Thousand Five Hundred Forty-Four Dollars ($600,544) payment made by the Lender pursuant to the next sentence of amounts payable by the Borrower under SECTION 7.1(z), shall constitute the Initial Loan. In lieu of the Lender disbursing the amount necessary to pay the Facility Fee to the Borrower and the Borrower remitting such sum to the Lender, the Lender shall simply add such amount to the principal of the Initial Loan. The interest rate on such Advancing Note shall be as specified therein and the final maturity date of such Advancing Note shall be the Loan Termination Date. The interest rate on and maturity date of the EnCap Junior Note shall be as specified therein. Both the Advancing Note and the EnCap Junior Note shall be secured by the Mortgages and the other Security Documents.

                  (b) THE DEVELOPMENT LOANS. The Lender shall make additional advances to the Borrower of Development Loan(s), up to an aggregate of Three Million, Eight Hundred Twenty-Seven Thousand Two Hundred Dollars ($3,827,200) to be used exclusively to finance Development Operations described on SCHEDULE 2.1(b), subject to the condition that either: (i) no Unmatured Event of Default or Event of Default shall have occurred and be continuing on the proposed funding date; or (ii) the Lender has confirmed its obligation to advance funds in accordance with the following paragraph pursuant to a properly prepared and submitted Request for Advance covering a Development Operation that the Borrower has commenced and has provided written notice to the Lender of such commencement. With respect to any Development Operations, if any non-operator, co-owner, or other participant of or with the Borrower non-consents or otherwise elects not to participate in any such operation, the Lender shall have the right, but not the obligation, to increase the aggregate amount of the Development Loan(s) by an amount that would include such non-consenting or non-participating party's share of such costs and the amount of any such increase shall be added to the Obligations and shall be payable under the terms of the Advancing Note.

                  The Development Loan(s) (together with the Initial Loan) shall be evidenced by the Advancing Note and secured by the Mortgages and other Security Documents. Subject to the condition precedent that no Unmatured Default or Event of Default shall have occurred and be continuing, within ten (10) days after the receipt from the Borrower, on or before fifteen (15) days prior to the Drawdown Termination Date, of a Request for Advance (and any applicable AFEs) listing all applicable expenditures that the Borrower desires to make to conduct Development Operations described on SCHEDULE 2.1(b), the Lender shall confirm its obligation to advance the funds necessary to pay the Borrower's share of the costs and expenses attributable to such proposed operations (not to exceed the greatest of (i) the amount requested in the Request for Advance, (ii) one hundred and thirty percent (130%) of the Borrower's share of the estimated costs and expenses attributable to such proposed operations as set forth on
         SCHEDULE 2.1(b), and (iii) the amount by which $3,827,200 exceeds the aggregate amount of Development Loans theretofore advanced or with respect to which the Lender has confirmed that it is obligated to advance funds in accordance with this SECTION 2.1(b)). Subject to the other conditions of this SECTION 2.1(b), such advances shall be made by the Lender within five (5) Business Days after receipt from the Borrower of a certificate, duly executed by an officer of the Borrower, certifying the amount of costs and expenses that either: (a) have been paid or incurred by the Borrower and are payable in connection with such proposed development operations, or (b) are required to be incurred and paid by the Borrower on or before the last day of the calendar month following the calendar month in which such certificate is submitted to the Lender (each a "COST CERTIFICATE"), together with the supporting documentation referred to in the form of Cost Certificate attached hereto as EXHIBIT E.

                  Any Request for Advance shall be made by the Borrower and submitted to Lee-Ken Choo of the Lender, as the designated contact for such requests, for business opportunities, projects, and/or uses that are described on SCHEDULE 2.1(b) or otherwise approved by the Lender subject, without limitation, to the following:

                           (i) All statements of costs and estimates provided to the Lender shall be rendered in sufficient detail to give the Lender complete and accurate information as to the purpose for and amount of all items included therein, and the Lender shall be entitled to such additional information regarding such expenditures as the Lender may reasonably request. All such data shall be subject to audit by the Lender's representatives at any time mutually agreeable to the parties, provided, however, that the Lender's audit of such data shall not be a basis to delay the funding addressed in any Request for Advance unless the Request for Advance does not apply to a Development Operation described on SCHEDULE 2.1(b), or the information presented in the Request for Advance is patently inadequate with respect to the level of detail required to be set forth therein pursuant to this
                  SECTION 2.1; and

                           (ii) The parties acknowledge that the amounts and scope of the Development Loan(s) identified in this SECTION
                  2.1 are based upon estimated costs of the planned development activities described on SCHEDULE 2.1(b) and may not accurately reflect the ultimate cost of the contemplated activities.

                  Notwithstanding the foregoing or anything else herein to the contrary, in no event shall the Lender be obligated to make any Development Loans pursuant to this SECTION 2.1 in excess of $3,827,200.

         Section 2.2 USE OF PROCEEDS. Initial Loan proceeds shall be used by the Borrower for the purposes of: (a) refinancing the Existing Debt, (b) making the Shell Payment, (c) paying costs and expenses pursuant to SECTION 7.1(y) and the Facility Fee pursuant to SECTION 7.1(a), and (d) other corporate purposes approved in writing by the Lender. Development Loan proceeds may be used by the Borrower for the purposes of funding the Borrower's share of costs and expenses relating to the conduct of the Development Operations described on
SCHEDULE 2.1(b) hereof, or such other development operations as may be subsequently approved in writing by the Lender. The Borrower shall also be allowed to pay with Development Loan proceeds to the extent permissible under applicable law, any mortgage filing fees which may be required to properly file any and all Security Documents.

         Section 2.3 REPAYMENT OF THE LOANS AND THE ENCAP JUNIOR NOTE. The Borrower shall repay the Loans plus all interest accrued thereon by the Loan Termination Date. Provided that no Unmatured Event of Default or Event of Default exists or would result therefrom, the Borrower shall repay the EnCap Junior Note at the stated maturity thereof.

         Section 2.4 PREPAYMENT OF THE LOANS. The Borrower, from time to time after the Closing Date and without premium or penalty, may prepay the Advancing Note, in whole or in part. Other than from the proceeds from the sale of, or exercise of remedies with respect to, the "EnCap Properties" (as defined in the Assignment of Junior Note and Liens) the Borrower may not prepay the EnCap Junior Note without the prior written consent of the holder of the Advancing Note, in which event the Borrower may prepay the EnCap Junior Note without premium or penalty to the extent provided in such consent. Any principal prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment, including any Swap Settlement Payables associated with any Swap Agreement that must be terminated as a result of such prepayment. If the Borrower (i) prepays any principal pursuant to this SECTION 2.4 and (ii) elects to maintain in effect any Swap Agreement not required to be terminated as a result of such prepayment, the Security Documents securing the Borrower's obligation to pay any Swap Settlement Payables associated with any such Swap Agreement shall remain in force and effect (and shall be promptly amended by the Borrower and the Lender to the extent necessary) so long as any Swap Agreements remain outstanding. Similarly, in the event of any such prepayment after which any Swap Agreement remains outstanding, the Borrower shall be entitled to receive and retain any Swap Settlement Proceeds associated with the relevant Swap Agreement, subject to the terms of any applicable Security Documents.

         Section 2.5 COMMENCEMENT OF OVERRIDING ROYALTY INTEREST PAYMENTS. The Overriding Royalty Interest will be applicable with respect to all oil, gas and other minerals produced, saved and sold or used off the premises of the relevant Lease or Unit from or attributable to the Properties from the first day of the calendar month following the Loan Termination Date. The Borrower may purchase the Overriding Royalty Interest from the Lender in accordance with SECTION 8.4.

         Section 2.6 APPLICATION OF RECEIPTS. Net Revenue shall be calculated by the Lender based on each Property Operating Statement. The Borrower shall prepare and deliver a Property Operating Statement to the Lender no later than the 20th day of each calendar month. Such Property Operating Statement shall detail: (i) the Borrower's actual (or estimated, to the extent that actual data is not then available) crude oil, condensate, natural gas liquids and natural gas revenue, and any other income with respect to each Property relating to production and operations for the prior calendar month to the extent that such production is sold to someone other than Aquila or an Affiliate of Aquila; and
(ii) all direct lease operating costs, transportation, processing and marketing costs, ad valorem and severance taxes, royalties and overriding royalties with respect to each Property, together with such other detailed information as is prescribed in the form of Property Operating Statement attached hereto as EXHIBIT C. The first Property Operating Statement shall be delivered on September 20, 1999, and, excluding any payments made pursuant to the properties acquired pursuant to the Shell Transaction, will detail Gross Receipts attributable to the production of Hydrocarbons from the Properties during the month of August, 1999, and Operating Expenses, Direct Taxes, royalties, overriding royalty interests and other payments out of or measured by production relating to production and operations for August, 1999. On each Repayment Date Gross Receipts reflected in the relevant Property Operating Statement and Gross Receipts relating to production sold to Aquila and its Affiliates shall be applied as follows:

                  (a) First, to the Borrower, for payments of such sums, the amount necessary to pay the Operating Expenses, Direct Taxes, royalties, overriding royalties and other interests payable out of or measured by production, if any, associated with the Properties, and Swap Settlement Payables for the second prior calendar month as reflected in the relevant Property Operating Statement;

                  (b) Second: (i) eighty-five percent (85%) of the Base Net Revenue; and (ii) fifty percent (50%) of the Excess Net Revenue, as reflected in the relevant Property Operating Statement and the records of the Lender and its Affiliates (in the case of production sold to the Lender and its Affiliates), to the Lender for payment of amounts which are included within Advancing Note Debt Service and other Obligations payable to the holder of the Advancing Note for the relevant Interest Period. The percentage stated in clause (i) of the preceding sentence shall be known as the "BASE DEDICATION RATES" and the percentage stated in clause (ii) of the preceding sentence shall be known as the "EXCESS DEDICATION RATE". Notwithstanding anything contained in the first sentence of this subpart (b) to the contrary, upon the occurrence and during the continuation of an Event of Default under SECTION 10.1(r), the Base Dedication Rate shall be one hundred percent (100%) and upon the occurrence and during the continuation of any other Event of Default the Base Dedication Rate shall be ninety-five percent (95%). The amount paid to the Lender pursuant to this subpart (b) shall be applied first to any interest due on the Advancing Note until all accrued interest is paid in full, and any remaining amounts paid to the Lender pursuant to this subpart (b) shall be applied to remaining principal of the Advancing Note; and

                  (c) Third, any remaining amount of Gross Receipts properly reflected in the relevant Property Operating Statement shall be paid to the Borrower in accordance with SECTION 2.7(b).

         Section 2.7 BORROWER SUB-ACCOUNT.

                  (a) Until the Loan Termination Date, the Borrower shall, and shall cause each Operator to, direct and cause all Purchasers of Hydrocarbons, to deposit all payments of any nature whatsoever due and owing by such Persons with respect to the Properties or Hydrocarbons produced therefrom to the Borrower directly into the Cash Collateral Account; provided, however, that Purchasers of Hydrocarbons may make distributions to royalty interest owners and third-party working interest owners and may withhold severance taxes. The Cash Collateral Account shall be administered in accordance with the terms of the Cash Collateral Account Agreement. The Lender shall establish a sub-account (the "BORROWER SUB-ACCOUNT") on its internal books and records and shall credit to such the Borrower Sub-Account all collected funds which constitute payments referred to in the preceding SECTION 2.6. The Borrower authorizes the Lender to debit the Borrower Sub-Account for the payment of all Obligations hereunder when due and payable, including all amounts paid by the Lender pursuant to SECTION 8.2, and including any such debit that would cause the Borrower Sub-Account to be in a negative status.

                  (b) On each Repayment Date, and after satisfying all distributions to the Lender pursuant to SECTION 2.6, the Lender will release or cause to be released to the Borrower from the Cash Collateral Account an amount of funds from amounts credited to the Borrower Sub-Account in order to pay the expenses provided for in
         SECTION 2.6(a) incurred for the preceding calendar month, plus an amount equal to the difference between one hundred percent (100%) of Net Revenue and the sum of: (i) the product of the Base Dedication Rate and the Base Net Revenue; and (ii) the product of the Excess Dedication Rate and the Excess Net Revenue, such sum to be applied to repayment of the Advancing Note Debt Service pursuant to SECTION 2.6 hereof ("NET REVENUE REIMBURSEMENT AMOUNT"). The Borrower will have one hundred eighty (180) days after each receipt of such funds to contest the amount of funds released, after which time the amount released will be deemed conclusively correct.

                  Notwithstanding anything to the contrary contained herein and regardless of whether any Event of Default exists hereunder, any amounts deposited into the Cash Collateral Account owing to third party working interest and royalty interest holders or to taxing authorities for Severance Taxes and Property Taxes shall be released by the Lender to the Borrower within five (5) Business Days after receipt of a certificate from the Borrower or such other Person (which may, but need not, be an Affiliate of the Borrower) as Borrower may designate on no less than ten (10) Business Days prior written notice to the Lender, which certificate details such amounts and the party to be paid so that the Borrower may return such amounts to such third party working interest and royalty interest holders and taxing authorities. The Lender shall have the right to undertake audit procedures during normal business hours and upon prior written notice to confirm periodically that the Borrower or any such designee on behalf of the Borrower has paid all obligations for which funds were released to the Borrower or any such designee as Net Revenue Reimbursement Amounts. The Lender shall have the right at its option, but not the obligation, to make such payments directly from the Cash Collateral Account to the third party working interest and royalty interest holders and taxing authorities upon the occurrence of and during the continuance of an Event of Default hereunder; provided that if the Lender elects not to make such payments, The Lender shall release such funds to the Borrower to make payments to third party working interest and royalty interest holders and taxing authorities.

         Section 2.8 PURCHASERS OF PRODUCTION. The Borrower shall notify the Lender promptly of any changes to the list of Persons who purchase Hydrocarbons produced from or allocated to the Properties, as set forth on SCHEDULE 2.8 attached hereto, if, as and when any change occurs in the Persons who purchase such Hydrocarbons.

         Section 2.9 MANDATORY PREPAYMENT OF THE LOANS. The Borrower shall pay promptly to the Lender the product of the Base Dedication Rate multiplied by all proceeds of sales of any assets of the Borrower (except to the extent proceeds of sales of Equipment are utilized within 60 days of such sale to purchase replacements of such Equipment) that comprise any part of the Collateral and not otherwise constituting Gross Receipts and paid into the Cash Collateral Account (provided, however, that this provision is subject to SECTION 7.2(a) and shall not be deemed to be a consent by the Lender to any such sale). All proceeds of any such sale shall be immediately applied to repayment of the Loans and accrued interest thereon in accordance with SECTION 2.6(b) hereof.

         Section 2.10 INITIAL SWAP AGREEMENT. At Closing, the Borrower and the Lender shall enter into a Swap Agreement in form and substance mutually satisfactory to the Lender and the Borrower.

                              ARTICLE 3: SECURITY

         Section 3.1 SECURITY. The Obligations will be secured by the Collateral as set forth in the various Security Documents concurrently or hereafter delivered by the Borrower, including, without limitation, any and every Deed of Trust, Assignment of Production, Security Agreement and/or Financing Statement (the "MORTGAGES") executed by the Borrower in favor of the Lender covering the Borrower's interest in the Properties in form and substance mutually satisfactory to the Lender and the Borrower. Pursuant to certain of the Loan Documents, the Borrower will grant to the Lender a first mortgage lien on and a first priority perfected security interest in the Collateral, subject only to Permitted Encumbrances.

         Section 3.2 PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. The Borrower will from time to time deliver to the Lender any security agreements, financing statements, continuation statements, extension agreements, amendments, confirmations and other documents, properly completed and executed (and acknowledged when required) by the Borrower and any relevant third parties in form and substance reasonably satisfactory to the Lender, which the Lender reasonably requests for the purpose of perfecting, confirming, protecting or establishing the priority of any Liens or other rights in the Collateral securing any Obligations.

         Section 3.3 RELEASE OF COLLATERAL. Upon the payment and performance in full by the Borrower of all Obligations under the Loan Documents, other than the Overriding Royalty Interest Conveyance, the Lender shall deliver or cause to be delivered to the Borrower, at the Borrower's expense, releases and satisfactions of all financing statements, mortgages and other registrations of security with respect to the Collateral and the Borrower shall deliver to the Lender a general release of all of the Lender's liabilities and obligations under the Loan Documents, other than the Overriding Royalty Interest Conveyance, and an acknowledgment that the same have been terminated.

         Section 3.4 ACCOUNT DEBTORS. All Purchasers of Hydrocarbons relating to the Borrower's Net Revenue Interests in the Properties will receive notification from the Lender (as assignee) and the Borrower, in form and substance reasonably satisfactory to the Lender, of the assignment into the Cash Collateral Account of all proceeds (the "NOTICE OF ASSIGNMENT OF PROCEEDS") from sales of all production from or allocable to the Borrower's respective Net Revenue Interests constituting the Properties. The Borrower shall use commercially reasonable efforts to assist the Lender in obtaining, within sixty (60) days after the Closing Date, from all Purchasers of Hydrocarbons, an executed Notice of Assignment of Proceeds which will instruct the Purchasers of Hydrocarbons to remit all proceeds from sales of all production from or allocable to the Borrower's respective Net Revenue Interests constituting the respective Properties to the Cash Collateral Account.

                   ARTICLE 4: REPRESENTATIONS AND WARRANTIES

         Section 4.1 REPRESENTATIONS AND WARRANTIES OF BORROWER. To confirm the Lender's understanding concerning the Borrower and the Borrower's businesses, properties and obligations, and to induce the Lender to enter into this Agreement and to make the Loans and otherwise perform this Agreement, the Borrower represents and warrants to the Lender that:

                  (a) NO DEFAULT. No event has occurred and is continuing which would constitute an Event of Default or an Unmatured Event of Default.

                  (b) ORGANIZATION AND GOOD STANDING. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Texas, having all powers necessary to carry on its businesses and to enter into and consummate the transactions contemplated by the Loan Documents. The Borrower is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary or desirable and the failure to be so qualified could reasonably be expected to have an Adverse Effect.

                  (c) CAPITALIZATION: COMPLIANCE WITH SECURITY LAWS. Parent is the sole stockholder of the Borrower. The Borrower is not subject to any agreement under which there may become outstanding, nor are there currently outstanding, any rights to purchase, or securities convertible into or exchangeable for, any stock of the Borrower including, but not limited to, options, warrants or rights that are not terminable at the Borrower's will, other than in favor of Parent. The Borrower is under no obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its stock. Except as contemplated by this Agreement, no agreements, understandings, plans or arrangements are in existence which require the Borrower to elect any person on its board of directors or otherwise pertain to the distribution rights, voting, sale or transfer of any stock of the Borrower. The Borrower has complied with all applicable federal and state securities laws and has obtained enforceable releases from any Persons who may have had federal or state securities law claims against the Borrower.

                  (d) AUTHORIZATION. The Borrower has taken all actions necessary to authorize the execution and delivery of the Loan Documents and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. The Borrower is duly authorized to borrow funds hereunder.

                  (e) NO CONFLICTS OR CONSENTS. The execution and delivery by the Borrower of the Loan Documents, the performance of its obligations under the Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents does not and will not: (i) conflict with any provision of (A) any applicable domestic or foreign law, statute, rule or regulation, (B) the Articles of Incorporation or Bylaws of the Borrower, or (C) any agreement, judgment, license, order or permit applicable to or binding upon the Borrower, (ii) result in the acceleration of any Debt owed by the Borrower; or (iii) result in or require the creation of any Lien upon any assets or properties of the Borrower, except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with (other than routine filings of certain of the Security Documents), any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

                  (f) ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents to which the Borrower is a party when executed and delivered by the Borrower will be, legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights or by principles of equity applicable to the enforcement of creditors' rights generally.

                  (g) TRANSACTIONS SUBSEQUENT TO DATE OF FINANCIAL STATEMENTS. Except as disclosed in SCHEDULE 4.1(g),The Borrower has engaged in no material transactions other than in the ordinary course of business since the effective date of the most recent financial statements of the Parent and the Borrower provided to the Lender.

                  (h) OTHER OBLIGATIONS AND RESTRICTIONS. Except as reflected in the Debt Restructure Agreement and financial statements of the Parent and the Borrower most recently provided to the Lender or as disclosed on SCHEDULE 4.1(h), the Borrower has no outstanding Debt of any kind (including contingent obligations, tax assessments, and forward or long-term commitments) which is material to the Borrower other than:
         (i) Debt under the Loan Documents; (ii) Debt the repayment of which is subordinated to the repayment of the Debt under the Loan Documents pursuant to the Subordination Agreements; (iii) unaccrued plugging and abandonment Obligations; and (iv) trade accounts payable incurred by the Borrower in the ordinary course of business and no more than thirty
         (30) days beyond the date due (or, with respect to a particular vendor, such longer period that is acceptable to such vendor). Other than as disclosed on

         SCHEDULE 4.1(h), no Tax Claim or other claim for past due Property Taxes or Severance Taxes exists. The Borrower is not subject to or restricted by any franchise, contract, deed, charter restriction or other instrument or restriction which could reasonably be expected to have an Adverse Effect.

                  (i) FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by the Borrower to the Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to the Borrower necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. No facts are known to the Borrower that have not been disclosed to the Lender in writing which could reasonably be expected to have an Adverse Effect;

                  (j) LITIGATION. Except as set forth in SCHEDULE 4.1(j) and the Debt Restructure Agreement, no actions, suits or legal, equitable, arbitrative or administrative proceedings are pending, or to the knowledge of the Borrower are threatened, against the Borrower or any Affiliate of the Borrower before any federal, state, municipal or other court, department, commission, body, board, bureau, agency or instrumentality, domestic or foreign which could reasonably be expected to have an Adverse Effect, and no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity exist against the Borrower which could reasonably be expected to have an Adverse Effect;

                  (k) ERISA LIABILITIES. Except as disclosed in SCHEDULE 4.1(k), there are no ERISA Plans with respect to which the Borrower has any fixed or contingent liability, and the Borrower is in compliance with ERISA in all material respects;

                  (l) NAMES AND PLACES OF BUSINESS. Except as disclosed on
         SCHEDULE 4.1(l), the Borrower has not during the preceding three (3) years had, been known by, or used any other corporate, trade or fictitious name. The principal office and principal place of business of the Borrower is set forth in SECTION 11.3 hereof. Except as disclosed on SCHEDULE 4.1(l), the Borrower does not now have and has not had during the preceding three (3) years any other office or place of business. The Borrower is not and has not engaged in any business or activity other than the identification, acquisition, ownership, operation and development of oil and gas leases and interests therein;

                  (m) UNPAID BILLS. Except: (i) as disclosed to the Lender in
         SCHEDULE 4.1(m); (ii) bills identified in and which will be paid in accordance with the Debt Restructure Agreement; and (iii) for bills incurred in the ordinary course of business which are not more than thirty (30) days beyond the date due (or, with respect to a particular vendor, such longer period that is acceptable to such vendor), the Borrower has no knowledge of any unpaid bills with respect to improvements to any of the Collateral which may give rise to mechanic's, materialman's or other similar liens arising by operation of applicable law should such bills remain unpaid;

                  (n) TITLE. Subject only to Permitted Encumbrances: (i) except as set forth in the Title Opinions, the Borrower has all beneficial rights, titles and interests in and to all production from or allocable to the Borrower's interest in the Properties and has the exclusive right to sell the same subject to any right in the owners of royalty interests, overriding royalty interests and other interests payable out of or measured by production of Hydrocarbons to take their interests in kind; and (ii) the Borrower has good and marketable title to the Properties, the Equipment and to any other Collateral. The Collateral is owned by the Borrower free and clear of any Lien other than Permitted Encumbrances;

                  (o) AFFILIATES. Except as disclosed in SCHEDULE 4.1(o): (i) the Borrower does not have any Affiliate or own any stock in any other corporation or association; (ii) the Borrower is not a member or partner of any joint venture or association of any type whatsoever; and
         (iii) the Borrower has no Debt to Affiliates;

                  (p) OMISSIONS AND MISSTATEMENTS. To the Borrower's knowledge after due inquiry, all written data, reports and information which the Borrower has supplied to the Lender or caused to be supplied by a third party on its behalf in connection with the obtaining of the credit facility provided for in this Agreement or in connection with the business transactions giving rise to the Borrower's seeking such credit are, taken as a whole, complete and accurate in all material respects and contain no material omission or misstatement. The Initial Reserve Report furnished to the Lender prior to the execution of this Agreement, to the best of the Borrower's knowledge, was prepared in accordance with customary oil and gas engineering practices and in accordance with the standards promulgated by the Society of Petroleum Engineers. The Initial Reserve Report is based on historical information which, to the best of the Borrower's knowledge, is complete and accurate in all material respects and contains no material omission or misstatement; provided, however, that the Borrower makes no representation or warranty regarding the accuracy of the forecasts, projections or quantity of reserves or producibility thereof reflected by such Initial Reserve Report;

                  (q) HOLDING COMPANY. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended; and

                  (r) INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (s) EMPLOYEES. Except as disclosed on SCHEDULE 4.1(s), Borrower is not a party to any existing employment agreements, deferred compensation, stock option, bonus, consulting or retirement agreements or plans, or other employee benefit plans of any kind, including without limitation any pension or welfare benefit plans with any employee of Borrower whose employment is not terminable at-will. Except as disclosed on SCHEDULE 4.1(k), Borrower does not maintain nor has it ever maintained an Employee Pension Benefit Plan as defined in Section 3(a) of ERISA, or a multi employer plan as defined in Section 3(37) of ERISA. No employees of Borrower are represented by any labor union or collective bargaining agreement, nor is any union organization effort pending or threatened against Borrower.

                      ARTICLE 5: NOTICE OF CERTAIN EVENTS

         So long as any Obligations are owing to the Lender under this Agreement or any other Loan Documents, the Borrower shall deliver to the Lender, or notify the Lender of, as the case may be, the following items:

         Section 5.1 NOTICE OF CERTAIN MATTERS. The Borrower shall notify the Lender as soon as practicable and in any event within five (5) Business Days after becoming aware of the existence of any Unmatured Event of Default or Event of Default under this Agreement or after becoming aware of any developments or other information which may have an Adverse Effect, including, without limitation, the following:

                  (a) any dispute (including tax liability disputes) that may arise between the Borrower and any governmental regulatory body or law enforcement authority;

                  (b) the commencement of any litigation or material proceeding affecting the Borrower (whether by the filing of a complaint, service of process or by attachment or arrest of any asset);

                  (c) any labor dispute or controversy resulting in or threatening to result in a strike or work stoppage against the Borrower;

                  (d) any proposal by any public authority to acquire any assets or business of the Borrower;

                  (e) the location of Collateral other than at the places indicated in or as permitted under the Loan Documents and not in accordance with reasonable and ordinary practice of the Borrower;

                  (f) any proposed or actual change of the name, identity or structure of the Borrower;

                  (g) any material loss or damage to any of the Borrower's business or operations or to any of the Collateral;

                  (h) any environmental situation, circumstance or condition that causes or may cause SECTION 7.1(s) to be false; or

                  (i) any other matter which has resulted or may result in an Adverse Effect.

         The Borrower shall provide the Lender with written notice specifying and describing the nature of such Unmatured Event of Default, Event of Default, development or information, and anticipated effect thereof, which notice shall be given as soon as reasonably possible.

         Section 5.2 OTHER INFORMATION. The Borrower shall provide such other information respecting the respective financial condition of the Borrower, any Affiliate of the Borrower that is then a party to any Loan Document, or any Property or other Collateral as the Lender reasonably may request in writing from time to time.

              ARTICLE 6: SPECIAL PROVISIONS RELATING TO EQUIPMENT

         Section 6.1 LOCATION: RECORDS. Except in the ordinary course of business or as otherwise permitted by this Agreement or another Loan Document or by the prior written consent of the Lender, all Equipment owned by or on behalf of the Borrower will be kept at the Properties, and except that, so long as no Unmatured Event of Default or Event or Default shall have occurred and be continuing, the Borrower may dispose of Equipment in accordance with the terms of the applicable Operating Agreements and may dispose of obsolete, broken or worn Equipment, in either case without the Lender's consent but upon prior written notice to the Lender; provided that either (i) the proceeds of any such disposition shall be used to purchase substantially similar Equipment or (ii) the amount of the proceeds multiplied by the applicable Dedication Rate shall be delivered to the Lender to be applied to the Obligations in accordance with
SECTION 2.6 on the next Repayment Date. Following the occurrence and during the continuance of an Event of Default or an Unmatured Event of Default, the Borrower may dispose of Equipment in accordance with the terms of the applicable Operating Agreements only with the Lender's prior written consent upon ten (10) days prior written notice to the Lender, which consent shall not be unreasonably withheld. All of the records of the Borrower regarding the Equipment shall be available during the Borrower's usual business hours to any officer, employee, agent or representative of the Lender following reasonable advance written notice from the Lender.

         Section 6.2 MAINTENANCE. The Borrower, acting in accordance with the prudent operator standard, will keep its Equipment in a good state of repair and good operating condition, will make repairs and replacements when and where necessary, will not waste or destroy it or any part thereof, and will not be negligent in the care or use thereof. The Borrower shall repair and maintain its Equipment in a manner sufficient to continue the operation of the Properties. The Borrower shall use its Equipment in accordance with Law and the manufacturer's instructions.

         Section 6.3 DISPOSITIONS. Where the Borrower is permitted to dispose of any Equipment under this Agreement or by prior written consent thereto hereafter given by the Lender, the Borrower shall do so in an arm's length transaction, in good faith and by obtaining the maximum amount of recovery practicable therefor and without impairing the operating integrity of its remaining Equipment or the Properties.

                        ARTICLE 7: COVENANTS OF BORROWER

         Section 7.1 AFFIRMATIVE COVENANTS. The Borrower warrants, covenants and agrees that until full and final repayment of the Obligations and the termination of each of the Loan Documents, it will comply with the following covenants:

                  (a) PAYMENT AND PERFORMANCE. The Borrower will pay all amounts due to the Lender under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents.

                  (b) PREFERENTIAL RIGHT TO PURCHASE HYDROCARBONS. The Borrower will enter into and perform the Hydrocarbon Purchase and Sale Agreement in the form of the Base Agreement for Natural Gas Purchase Transactions and will, upon the written request of the Lender, enter into and perform a similar document (on terms reasonably acceptable to the Borrower) with the Lender or such Affiliate of the Lender as the Lender may designate. For the avoidance of doubt, the Borrower agrees that prices based on the parameters set forth in SCHEDULE 7.1(f)(i) shall be deemed reasonable for purposes of any agreement for the purchase and sale of oil.

                  (c) COMPLIANCE WITH TAX LAWS. The Borrower shall comply with all federal, state or local laws and regulations regarding the collection, payment and deposit of employee' income, employment, and social security and sales and use taxes and taxes related to royalty payments.

                  (d) BOOKS, FINANCIAL STATEMENTS AND REPORTS. The Borrower will at all times maintain full and accurate books of account and records and a standard system of accounting and will furnish the following statements and reports to the Lender at the Borrower's expense:

                           (i) As soon as available, and in any event within one
                  hundred twenty (120) days after the end of each Fiscal Year, complete audited consolidated and consolidating financial statements of the Parent and the Borrower, prepared in reasonable detail in accordance with GAAP. These financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of earnings, of cash flows, and of changes in the capital accounts for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. The auditors shall be independent certified public accountants acceptable to the Lender in its reasonable discretion, provided that the accountants that audited the Fiscal Year 1998 financial statements of the Parent and the Borrower are deemed acceptable to the Lender.

                           (ii) As soon as available, and in any event within
                  sixty (60) days after the end of each Fiscal Quarter, the Parent and the Borrower's consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and statements of the Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

                           (iii) As and when furnished, copies of all reports
                  and other information provided by any Person (other than the Lender) to the Parent or the Borrower in connection with the Loan Documents, except such as are subject to attorney-client privilege, attorney work product privilege or any other privilege. The Borrower may arrange for such reports and information to be provided directly to the Lender by the Person providing the same to the Parent and the Borrower.

                  (e) OTHER INFORMATION AND INSPECTIONS. The Borrower will furnish to the Lender any information which the Lender may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Parent or the Borrower's assets, business and/or operations (other than geological, geophysical and other technical data relating to assets other than the Properties). The Borrower will (and will cause the Parent to) permit representatives appointed by the Lender (including independent accountants, agents, attorneys, appraisers and any other Persons), at the risk and expense of the Lender or such representatives, to visit and inspect, during reasonable business hours and upon reasonable prior written notice, its books of account and other books and records relating to the Properties and other Collateral, and any facilities or other business assets relating to the Collateral, and to make photocopies and/or photographs thereof, and to write down and record any information such representatives obtain, and the Borrower shall (and will cause the Parent to) permit the Lender or its representatives to investigate and verify the accuracy of the information furnished to the Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. In addition, the Borrower will (and will cause the Parent to) permit any such representatives appointed by the Lender, at the risk and expense of the Lender or such representatives, to visit and inspect, during reasonable hours and upon similar advance written notice, the Properties and other Collateral. The Lender agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by the Borrower and the Parent; provided, however, that this restriction shall not apply to information which (i) is at the time in question publicly available, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or authority, (iii) is disclosed to the Lender's Affiliates, auditors, attorneys, lenders or agents, or (iv) is disclosed in the course of the defense or enforcement of the Loan Documents or the defense or enforcement of the Lender's exercise of its rights thereunder, provided that, with respect to information furnished to Persons identified in clause (iii) (except when furnished pursuant to clause (iv)), such Person shall be subject to the foregoing confidentiality obligations applicable to the Lender. Nothing in this SECTION 7.1(e) shall be construed to require (i) the Borrower (or the Parent) to deliver to the Lender any data, records, or other information in violation of confidentiality agreements or other restrictions against disclosure or transfer under agreements between the Borrower and any third person, (ii) such delivery in the absence of compliance by the Lender with the conditions to such disclosure or transfer under such agreements, or (iii) the Borrower (or the Parent) to pay any licensing fee due in connection with any such disclosure or transfer, all such licensing fees being for the account of the Lender to the extent disclosed in writing to the Lender prior to such disclosure or transfer.

                  (f) RESERVE REPORTS. On or before each March 30 after the Closing Date until the Loan Termination Date, the Borrower shall cause the preparation and delivery to the Lender of petroleum engineering reports, in a form satisfactory to the Lender, relating to the Properties and prepared as of the preceding December 31 (collectively, the "RESERVE REPORTS" and individually, a "RESERVE REPORT"). The Lender may request one additional

         Reserve Report per calendar year. Each annual Reserve Report required hereby shall be prepared by Engineers and shall be prepared at the Borrower's sole expense. Any additional Reserve Reports shall be prepared by Engineers but at the expense of the requesting party. Each Reserve Report shall set forth updated estimates of proved developed producing reserves, proved developed non-producing reserves, proved undeveloped reserves, projected production profiles and overall economics of the Properties. Each Reserve Report will be based on the following assumptions:

                           (i) Hydrocarbon pricing used will be determined by
                  the Lender using the parameters set forth on SCHEDULE
                  7.1(f)(i).

                           (ii) Average lease operating expenses and production
                  taxes will be derived by the Engineers who prepare such report from the Operator's best estimate and historical operating expenses.

                  (g) NOTICE OF INVESTIGATIONS OR PROCEEDINGS. The Borrower shall give the Lender prompt written notice of any proceeding at law or in equity against the Borrower, or any investigation or proceeding before or by any administrative or governmental agency relating to the Borrower or any of the Collateral if, in any case, such could reasonably be expected to have an Adverse Effect.

                  (h) NOTICE OF DAMAGE TO COLLATERAL. The Borrower shall give the Lender prompt written notice of any destruction or substantial damage to any material portion of the Collateral and of the occurrence of any condition or event which has caused, or may cause, material loss or depreciation in the value of any property subject to the Lender's Liens or the Mortgage.

                  (i) MAINTENANCE OF LICENSES. The Borrower shall maintain all licenses, permits, charters and registrations which are required for the conduct of its business and where the failure to have such could reasonably be expected to have an Adverse Effect.

                  (j) MAINTENANCE OF RIGHTS; DEFENSE OF PRIORITY. The Borrower will maintain, preserve, protect and keep all of its contractual and property rights with respect to the Collateral, other than those released to the Lender in connection with the Loan Documents, and will not waive, amend or release any such rights, except when to do so could not reasonably be expected to have an Adverse Effect. Notwithstanding the fact that the liens, claims and encumbrances described in the Debt Restructure Agreement are Permitted Encumbrances, if any Participating Creditor asserts a lien, claim or encumbrance with respect to the Collateral that purports to have priority over the claims or Liens granted pursuant to the Loan Documents, then the Borrower will take all necessary action to defend in good faith, at the Borrower's sole cost, the priority of the claims of Lender and Lender's Affiliates granted pursuant to the Loan Documents.

                  (k) MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. The Borrower will maintain and preserve its corporate existence and its rights and franchises in full force and effect and will qualify and/or remain qualified to do business as a foreign corporation in all states or jurisdictions where required by applicable law and the failure to do so could reasonably be expected to have an Adverse Effect.

                  (l) PAYMENT OF TAXES AND TRADE DEBT. The Borrower will (i) make all payments to the Participating Creditors required under Section
         8.01 of the Debt Restructure Agreement on or before the earlier of the fifteenth day after the Closing Date and the day by which such payments are required to have been made under the Debt Restructure Agreement;
         (ii) make all payments of Convenience Claims (as defined in the Debt Restructure Agreement) on or before the forty-fifth day after the Closing Date; and (iii) timely pay all other sums coming due under the Debt Restructure Agreement. Except to the extent being contested in good faith, the Borrower will (x) timely pay all taxes, assessments and other governmental charges or levies imposed upon it or upon its income, profits or property; (y) within thirty (30) days after the same becomes due (or, with respect to a particular vendor, such longer period that is acceptable to such vendor) pay all Debt (other than the Obligations) owed by it. The Borrower will maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP.

                  (m) CREDITORS. In addition to the matters disclosed in the Debt Restructure Agreement, the Borrower shall notify the Lender promptly if the Borrower fails to make any payment to lessors, suppliers, vendors, owners of royalty interest, tax authorities or other Persons, where such nonpayment could reasonably be expected to result in any Lien, other than a Permitted Encumbrance, against any item of Collateral or otherwise have an Adverse Effect. At any time such notification is due, the Borrower shall also provide the Lender with a statement showing the identity of such creditors, the amount due to each and the date each payment was due.

                  (n) INTEREST. The Borrower hereby promises to pay interest to the Lender pursuant to the terms and at the rate stated in each Note on all Obligations that relate to such Note (including Obligations to pay fees or to reimburse or indemnify the Lender) after such Obligations become due. The Borrower further agrees that (i) any interest which has accrued on the Advancing Note and is not paid when due shall be added to and become part of the Loans and (ii) any interest which has accrued on the EnCap Junior Note and is not paid when due shall be added to the principal balance thereof.

                  (o) COMPLIANCE WITH AGREEMENTS AND LAW. The Borrower will perform all material obligations it is required to perform under the terms of the Loan Documents. The Borrower will conduct its business and affairs in compliance with all laws, regulations and orders applicable thereto, including Environmental Laws, except where the failure to do so would not have an Adverse Effect.

                  (p) INSURANCE. The Borrower shall keep, or cause to be kept, all of the Mortgaged Properties (as that term is defined in the Mortgages) that are fixtures or personal property insured by insurance companies having a rating no lower than AAA by A.M. Best Company or otherwise acceptable to the Lender against loss or damage by fire or other risk usually insured against by owners or users of similar properties in similar businesses under extended coverage endorsement and against theft, burglary and pilferage, in amounts in accordance with industry standards. All such insurance shall contain endorsements in form satisfactory to the Lender showing the Lender as an additional party insured as its interest may appear. In furtherance of the foregoing, the following types of insurance covering the Collateral and the interest and liabilities incident to the ownership, possession and operation thereof shall be secured by the Borrower:

                           (i) Worker's compensation insurance and employer's
                  liability insurance covering the employees of the Borrower engaged in operations contemplated hereunder in compliance with all applicable state and federal law and endorsed to provide all states coverage and occupational disease coverage, as follows:

                           Workers Compensation     Statutory

                           Employers Liability      $1,000,000 Each Accident

                           (ii) Commercial general liability insurance with
                  coverage as follows:

                           Each Occurrence                     $1,000,000
                           Fire Damage (any one fire)          $   50,000
                           Medical Expense (any one person)    $    5,000
                           Personal & ADV Injury               $1,000,000
                           General Aggregate                   $2,000,000
                           Products - ( Comp/Op Aggregate)     $1,000,000

                           (iii) Excess umbrella liability insurance with a
                  combined single limit of not less than $4,000,000 per occurrence and policy aggregate;

                           (iv) Automobile liability coverage with a combined
                  single limit for both hired and non-owned autos of $1,000,000;

                           (v) OEE coverage with a COC limit of $10,000,000 and
                  CCC limit of $10,000,000; and

                           (vi) Property insurance fully covering the personal
                  property and fixtures subject to this Agreement.

                  During the period of the drilling of wells and the construction of any other improvements comprising a part of the Collateral, the Borrower shall, or as applicable, shall cause its contractors or subcontractors to, obtain and maintain well control insurance (including coverage for costs of redrilling) and builder's risk insurance, as applicable, in such form and amounts as the Lender may from time to time reasonably request in writing and worker's compensation insurance covering all persons employed by the Borrower or its agents or subcontractors of any tier in connection with any construction affecting the Collateral, including, without limitation, all agents and employees of the Borrower and the Borrower's subcontractors with respect to whom death or bodily injury claims could be asserted against the Borrower.

                  (q) CERTIFICATES OF INSURANCE. The Borrower shall deliver to the Lender valid certificates of all insurance policies and all endorsements thereto which are required under SECTION 7.1(p) to be obtained and maintained by the Borrower. The Borrower shall deliver to the Lender such certificates of insurance at the time of execution hereof, and on or before the renewal date of each such policy of insurance. If and when the Lender so requests in writing, the Borrower shall also deliver to the Lender copies of the policy or policies of such insurance.

                  (r) PRUDENT OPERATIONS. The Borrower shall prudently develop and operate, and cause the prudent operation and maintenance of, the Properties in a good and workmanlike manner consistent with prudent operator practices to maximize production from or allocable to the Properties over the productive life thereof.

                  (s) ENVIRONMENTAL AND OTHER LAWS. Except as disclosed in
         SCHEDULE 7.1(s) and except where non-compliance would not reasonably be expected to have an Adverse Effect, (i) the Borrower is conducting its business in compliance with all applicable federal, state or local laws, including Environmental Laws, and has been and is in compliance with any licenses and permits required under any such laws which affect or relate to the Collateral; (ii) none of the operations or properties of the Borrower is the subject of federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (iii) the Borrower has not filed or received any notice under any federal, state or local law indicating that the Borrower is or may be responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Materials or that any Hazardous Materials has been improperly released, or is or has been improperly stored or disposed of, upon the Properties; and (iv) the Borrower is not aware of contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials, upon the Properties.

                  (t) DAILY FIELD ACTIVITY REPORTS. At the Lender's written request, the Borrower shall provide the Lender, to the extent possible, by telecopy or e-mail, a daily report detailing all drilling, completions and workovers from the preceding day with respect to the Properties in form and substance reasonably satisfactory to the Lender.

                  (u) REPORTS. The Borrower shall provide the Lender with weekly (or daily, as appropriate) reports by telecopy or e-mail setting forth the quantities, types and specifications of Hydrocarbons produced from or allocable to each of the Properties, and any notable field activities with respect to the Properties, in form and substance satisfactory to the Lender.

                  (v) AFE'S. The Borrower will provide the Lender with all material authorizations for expenditures ("AFES") with respect to the Properties, representing an estimate of work to be done, prior to commencing the activity contemplated by such AFE. For purposes of this
         SECTION 7.1(v), an AFE shall be deemed to be material if the aggregate amount to be expended thereunder is greater than or equal to $25,000. If any such AFE is inconsistent with or relates to an operation not contemplated by
         SCHEDULE 2.1(b), such AFE shall be supported by appropriate invoices, bids, estimates, contracts and all other relevant, available supporting information.

                  (w) COOPERATION. The Borrower will provide the Lender with copies of any tax assessments of any personal property of the Borrower in the State of Mississippi and will provide such other records and cooperation as the Lender may reasonably request in connection with determining and minimizing the tax liability, if any, of the Lender to pay Mississippi Finance Company Privilege Tax. The Borrower will cooperate with the reasonable requests of the Lender for purpose of preparing any return with respect to any such tax liability.

                  (x) POST-CLOSING TITLE OPINIONS. The Borrower will, within sixty (60) days following the Closing Date, deliver to the Lender "bring down" or "nothing further" certificates covering the Properties and showing Defensible Title in the Properties in the Borrower subject only to: (i) first priority liens created by the Mortgages in favor of the Lender and (ii) other Permitted Encumbrances and otherwise reasonably satisfactory in form and substance to the Lender.

                  (y) LEGAL FEES. The Borrower will pay on or before the Closing Date, all reasonable legal expenses incurred by the Lender in connection with the Credit Agreement and the Loan Documents; provided, however, the Borrower shall not be obligated to pay in excess of $50,000 in the aggregate for legal, title, environmental and other due diligence expenses incurred by the Lender, and, thereafter, will reimburse the Lender for all reasonable legal expenses incurred in connection with any subsequent amendment, mortgage, extension or renewal of any Loan Document or the legal expenses attributable to the enforcement of the same.

                  (z) FACILITY FEE. The Facility Fee in the amount of $600,544 shall be payable by the Borrower to the Lender on the Closing Date.

                  (aa) LIMITATION ON MANAGEMENT CHANGES. The Borrower will, during the term of this Agreement, retain the officers elected to their offices on the Closing Date.

                  (bb) MAINTENANCE OF COLLATERAL VALUE. The Borrower will use its best efforts to, and will cause each Operator to use its best efforts to, maintain the economic value (other than ordinary depletion) during the term of this Agreement of the Hydrocarbon reserves constituting Collateral.

                  (cc) DEVELOPMENT OPERATIONS; ENCAP JUNIOR NOTE. The Borrower will complete the Development Operations as set forth on SCHEDULE 2.1(b) in accordance with the Development Program as set forth on
         SCHEDULE 7.1(cc) and will pay the EnCap Junior Note in accordance with the terms thereof. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the undertakings of the Borrower in this SECTION 7.1(cc) shall be and are full recourse obligations of the Borrower.

                  (dd) OPERATING REPORTS; QUARTERLY MEETINGS. Within thirty (30) days of the Closing Date, and on a calendar quarterly basis thereafter on or before the fifth Business

         Day of each calendar quarter, the Borrower shall provide the Lender with a rolling revenue, lease operating expense and capital expenditure forecast by month covering the Borrower's interest in the Properties for the succeeding twelve (12) month period (each such forecast, an "OPERATING REPORT"). Such Operating Reports shall include a brief discussion by the Borrower of operating and financial variances from the prior Operating Report delivered to the Lender. On or before the tenth Business Day of each calendar quarter the Borrower shall make available responsible management to discuss the most recently delivered Operating Report with representatives of the Lender.

         Section 7.2 NEGATIVE COVENANTS. The Borrower warrants, covenants and agrees that until the full and final repayment of the Obligations and the termination of each of the Loan Documents:

                  (a) NET WORTH. The Borrower will not permit its stockholders' equity (determined in accordance with GAAP) to be less than zero at the end of any calendar month;

                  (b) LIMITATION ON SALES OF COLLATERAL. The Borrower will not convey, sell, transfer, lease, assign, exchange, alienate or otherwise dispose of any Collateral or any interest therein, except for the sale of Hydrocarbons in the ordinary course of business and/or other sales to the extent pursuant to or as expressly allowed under this Agreement and the Security Documents encumbering such Collateral;

                  (c) COMPENSATION. The Borrower shall not, directly or indirectly, enter into any employment agreement or other arrangement with or for the benefit of an officer, director or employee of the Borrower other than for reasonable compensation for services as an officer, director or employee;

                  (d) LIMITATION ON CREDIT EXTENSIONS. Neither the Borrower nor any of its Affiliates will extend credit, make advances or make loans to any Person other than in the ordinary course of business; provided, however, that amounts outstanding on the Starbucks Note Receivable on the Closing Date may remain outstanding but no additional sums may be advanced thereunder.

                  (e) CERTAIN CONTRACTS; AMENDMENTS. The Borrower shall not amend or permit any amendment to any contract or lease with respect to the Collateral which releases, qualifies, limits, makes contingent or otherwise modifies in a manner reasonably expected to have an Adverse Effect;

                  (f) INDEBTEDNESS; LIENS. Except for Permitted Encumbrances or as otherwise expressly provided herein, the Borrower shall not create, incur, assume or suffer to exist any Liens against the Collateral, nor shall the Borrower create, incur, assume or suffer to exist any Debt except Obligations to the Lender hereunder, trade payables incurred in the ordinary course of the Borrower's business, the Grabois Note, the Novak Note and Debt to Affiliates the repayment of which has been subordinated to the repayment of the Obligations pursuant to the Subordination Agreements. The Borrower shall not sell, discount or factor its accounts, instruments, intangibles, leases or chattel paper constituting a part of the Collateral;

                  (g) LIABILITIES. Except as expressly provided herein, the Borrower shall not assume, guaranty, or endorse or otherwise become directly or contingently liable in connection with any other liability of any other Person other than majority owned Affiliates, except for the indemnification contained herein; provided, however, that the foregoing shall not prohibit the endorsement of negotiable instruments for deposit or collection or incurrence of obligations under operating agreements and similar transactions in the ordinary course of business. For the purposes hereof, "guaranty" shall include any agreement, whether such agreement is on a contingency basis or otherwise, to purchase, repurchase or otherwise acquire any obligation or liability of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services in any such case primarily for the purpose of enabling another Person to make payment of any such debt or liability, or to make any payment (whether as a capital contribution, purchase of any equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with Debt or liability of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Debt or liability;

                  (h) CANCELLATION OF CLAIMS. The Borrower shall not cancel any claim of or debt owed the Borrower relating to the Properties in excess of a total of $50,000 during the term of the Loans, except for reasonable consideration and in the ordinary course of its business;

                  (i) DEFAULTS. Except as previously disclosed to the Lender, the Borrower shall not cause a default under any lease, mortgage, deed of trust or lien with respect to the Properties;

                  (j) SECURITY INTERESTS AND LIENS. Subject to the Borrower's right to contest in good faith or cure within thirty (30) days of the filing of any Lien, and except as provided in the Debt Restructure Agreement, the Borrower shall not suffer to exist any valid Lien against the Properties or consent to the filing of any financing statements on any of the Collateral, other than the Liens created by the Security Documents and other Permitted Encumbrances;

                  (k) LIMITATION ON FUNDAMENTAL CHANGES. The Borrower will not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in its present method or conducting business;

                  (l) LIMITATION ON LOCATION CHANGES. The Borrower shall not transfer its principal office or its registered offices outside of the State of Texas or keep Collateral at any location(s) other than those at which the same are presently kept in accordance with SECTION 6.1 without prior written notice to the Lender and the execution and delivery to the Lender of such additional Security Documents as may be reasonably required by the Lender in connection therewith; and

                  (m) AFFILIATE TRANSACTIONS. The Borrower shall not sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any transactions with any of its Affiliates except in the ordinary course of business and on terms no less favorable to the Borrower than could be obtained on an arm's length basis from unrelated third parties.

                ARTICLE 8: FURTHER RIGHTS OF LENDER AND BORROWER

         Section 8.1 MAINTENANCE OF SECURITY INTERESTS. Until the Obligations are repaid in full, the Borrower, at its own expense, shall do all things reasonably requested by the Lender in writing and shall deliver all instruments reasonably requested by the Lender in writing to protect or perfect any security interest, mortgage or lien given hereunder or under any Security Documents, including, without limitation, financing statements under the Uniform Commercial Code. The Borrower hereby authorizes the Lender, during the continuance of any Event of Default, to appoint such Person or Persons as the Lender may designate as its attorney-in-fact to endorse the name of the Borrower on any checks, notes, drafts or other forms of payment or security that may rightfully come into the possession of either the Lender or any Affiliate of the Lender, to sign the Borrower's name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules that relate exclusively to the Collateral and, generally, to do all things reasonably necessary to carry out this Agreement and the Security Documents to the extent required of the Borrower pursuant to this SECTION 8.1 and SECTION 11.10. The powers granted herein, being coupled with an interest, are irrevocable so long as any Obligations are outstanding. Neither the Lender nor its attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same is not the result of a malicious act, willful misconduct, or gross negligence of the Lender or its attorney-in-fact. Upon payment and performance of all Obligations of the Borrower to the Lender, such power of attorney will become null and void, and, upon request by the Borrower, the Lender or any Noteholder will provide an instrument in recordable form that terminates such procuration.

         Section 8.2 PERFORMANCE OF OBLIGATIONS. In the event that the Borrower fails to purchase or maintain insurance in accordance with the requirements of this Agreement, or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any Lien prohibited hereby shall not be paid in full or discharged, or in the event that the Borrower shall fail to perform or comply with any other covenant, promise or Obligation to the Lender hereunder or under any Loan Document, which failure may reasonably be expected to cause an Adverse Effect, the Lender may, following written notice to the Borrower affording the Borrower ten (10) days after the date of such notice to cure the relevant circumstance, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of the Borrower, and all monies so paid by the Lender, including, without limitation, reasonable attorneys' fees and disbursements, shall, at the Lender's option, either be treated as an additional Obligation of the Borrower to the Lender hereunder and under the other Loan Documents, or be treated as a debit to the Borrower Sub-Account in accordance with SECTION 2.7(a). If the Lender has attempted to send the notice required hereby but, as the result of inadvertence not constituting gross negligence or willful misconduct, such notice is improperly addressed or is not timely delivered, the failure of the Borrower to have timely received such notice shall not in any way prohibit or otherwise limit the exercise by the Lender of its rights under this Section.

         Section 8.3 OVERRIDING ROYALTY INTEREST. At Closing, the Borrower shall assign the Overriding Royalty Interest to the Lender by executing, and delivering to the Lender, the Overriding Royalty Interest Conveyance.

         Section 8.4 ORRI OPTION. Pursuant to the terms of the Overriding Royalty Interest Conveyance, the Borrower shall have an option to repurchase the Overriding Royalty Interest after the Closing Date at a price (the "PURCHASE PRICE") to be determined by a Reserve Report that incorporates, without limitation, forward pricing determined by the Engineers pursuant to the parameters set forth on SCHEDULE 7.1(f)(i), historical operating expenses verified by the Engineers and proven reserves attributable to the Overriding Royalty Interest that is prepared by Engineers, such as Ryder Scott, Netherland Sewell or the Engineers that prepared the Reserve Report most recently delivered hereunder, using a ten percent (10%) discount rate; provided, however, that the ORRI Option is a non-assignable option granted by the Lender solely to the Borrower and, notwithstanding any right that may be granted to the Borrower in the Overriding Royalty Interest Conveyance to assign, sell, transfer or otherwise convey any of the Properties, the exercise of the ORRI Option shall be solely by the Borrower and shall be with relation to the entire Overriding Royalty Interest as granted in the Overriding Royalty Interest Conveyance. Furthermore, any notice to the Borrower hereunder shall be deemed as actual notice to its assignees of the Properties ("ASSIGNEES"), if any. The Borrower may exercise its option by sending written notice of such exercise to the Lender specifying an effective date for the determination of the Purchase Price that is the first day of the month preceding the month in which the notice is delivered to the Lender ("ORRI SALE DATE"), accompanied by the Reserve Report that establishes the Purchase Price, and stating that the Borrower is ready, willing and able to close such purchase and pay the Purchase Price within thirty (30) days from the date of the notice, without any conditions with respect to obtaining financing, or otherwise. If the Purchase Price established in the Reserve Report was appropriately determined based on the parameters set forth in
SCHEDULE 7.1(f)(i), then the parties shall proceed to close such purchase and sale transaction within thirty (30) days from the Lender's receipt of the Borrower's option exercise notice. At the closing, the Borrower shall pay the Purchase Price to the Lender in cash or by wire transfer to an account designated by the Lender, and the Lender shall assign the Overriding Royalty Interest to the Borrower by recordable form of assignment with a special warranty of title by, through or under the Lender, but not otherwise. The Purchase Price shall be adjusted downward by the amount of any net revenues received by the Lender prior to the closing for production attributable to the Overriding Royalty Interest subsequent to the ORRI Sale Date, and shall be adjusted upward for any revenues that have accrued with respect to the Overriding Royalty Interest for production prior to the ORRI Sale Date, that have not yet been paid to the Lender. After the closing, any revenues received by the Lender that are attributable to the Overriding Royalty Interest shall be promptly remitted to the Borrower. If the Lender does not agree with the Purchase Price proposed by the Borrower in the option exercise notice, it shall notify the Borrower promptly and in any event within ten (10) days after the receipt of such notice, and the parties shall endeavor to reach agreement on the Purchase Price within thirty (30) days thereafter. If they are able to do so, closing, as provided above, shall occur within ten (10) days after they have reached agreement on the Purchase Price. If they are unable to reach agreement on the Purchase Price, either party may elect to have the Purchase Price determined through arbitration in accordance with ARTICLE 12 hereof, and the closing shall then occur within ten (10) days after the arbitrator(s) have notified the Lender and the Borrower of the Purchase Price that has been so determined. After the Borrower has notified the Lender of the Borrower's election to exercise its option to purchase the Overriding Royalty Interest, such election shall not be revocable, and the Lender shall have the right to enforce specific performance of the Borrower's resulting obligation to purchase, so long as the Lender can deliver title to the Overriding Royalty Interest to the Borrower without being in violation of its special warranty of title.

         Section 8.5 NON-RECOURSE. It is expressly understood and agreed that, except as set forth in SECTION 7.1(cc), the undertaking of the Borrower to pay any indebtedness or perform any obligation under the Loan Documents is included herein for the sole purpose of establishing the continuing existence of the debt and the maturity of such debt. Except as set forth in SECTION 7.1(cc), and notwithstanding anything else in the Loan Documents to the contrary, including, but not limited to, this Agreement and any certificate, opinion, or documents of any nature whatsoever, neither the Lender nor its successors or assigns, nor any Noteholder, nor any other holder or holders of the indebtedness will have any claim, remedy, or right to proceed against the Borrower for the payment of any deficiency or any other sum or performance of any obligation of any nature whatsoever under the Loan Documents from any source other than the Collateral, for the payment of such indebtedness or the satisfaction of such liability or for the satisfaction of any obligation by the Borrower to the Lender, whether sounding in contract, tort or otherwise; provided, however, that nothing contained herein will limit, restrict, or impair the rights of the holders of the debt: (i) to accelerate the maturity of the debt during the continuance of an Event of Default, to bring suit and obtain a judgment against the Borrower on the debt for purposes of enforcement of any Security Document, provided that the satisfaction of such judgment is limited solely to the Collateral, and the exercise of all of the Lender's rights and remedies to foreclose or otherwise realize upon the Collateral, including rights to collect sums due or to become due under the Collateral; or (ii) in the event of fraud or misapplication of funds on the part of the Borrower.

         Section 8.6 REMOVAL AND APPOINTMENT OF OPERATOR. Subject to the terms of operating agreements affecting the Properties, the Lender shall, in its reasonable discretion, have the right to approve or disapprove any action taken by the Borrower to appoint, remove or replace the Operator of any of the Properties. The Borrower shall not directly or indirectly modify or amend (including, without limitation, by waiver of any term thereof) any Operating Agreement, or appoint, remove or replace any Operator, without the prior written consent of the Lender.

         Section 8.7 SET-OFF RIGHTS. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right to set-off and apply against the Obligations in such manner as the Lender may determine, upon written notice at any time to the Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Lender or any depositary to the Borrower whether or not the Obligations are then due, except there shall not be such right against any amounts owing to third-party working interest and royalty interest holders of which the Lender shall have been notified. The Lender shall provide notice to the Borrower not later than five (5) days following any application of such funds.

                   ARTICLE 9: CLOSING; CONDITIONS TO CLOSING

         Section 9.1 CLOSING. Subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur at a mutually agreeable time on or before August 20, 1999. The date the Closing actually occurs is hereby called the "CLOSING DATE." The Closing shall be held at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. in Houston, Texas, or at such other place as the Borrower and the Lender may agree in writing.

         Section 9.2 CONDITIONS TO CLOSING. As conditions precedent to the making of the Initial Loan hereunder and to the making of any Development
Loans:

                 (a) the Borrower shall deliver to the Lender (except as otherwise provided below) the following documents duly executed and in form and substance satisfactory to the Lender:

                           i. the Advancing Note and the Encap Junior Note, multiple counterparts of this Agreement;

                           ii. a certificate of the secretary or assistant secretary of the Borrower dated the Closing Date, certifying the incumbency of its officers executing this Agreement and any other documents required hereby and certifying resolutions adopted by the board of directors of the Borrower authorizing the Borrower's execution and delivery of this Agreement, the Notes, the Mortgage and all other documents and instruments contemplated by this Agreement;

                           iii. a certificate of the president or a vice president of the Borrower dated the Closing Date, certifying the truth and accuracy of the representations and warranties of the Borrower set forth in this Agreement and the Borrower's performance and compliance with all agreements and covenants required by this Agreement to be performed or complied with prior to the making of the Loans;

                           iv. a copy of the Articles of Incorporation of the Borrower certified by the Secretary of State of the State of Texas and a copy of its bylaws certified by the secretary or an assistant secretary of the Borrower;

                           v. certificates, as of the most recent dates practicable, of the Secretary of State of the State of Texas attesting to the Borrower's existence, and from the appropriate governmental authority of each state in which the Borrower is qualified to do business as a foreign corporation attesting to such qualification, and from the office of the comptroller of public accounts, department of revenue or taxation, or other appropriate governmental authority of each of the foregoing states, attesting to the good standing of the Borrower;

                           vi. a certificate of the president or chief financial officer of the Borrower, certifying: (A) a consolidated and consolidating balance sheet of the Parent and the Borrower which is complete and correct in all respects and fairly presents the Parent's and the Borrower's financial condition in accordance with GAAP; (B) that the Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long term commitments, or unrealized or unanticipated losses from any unfavorable commitments which are not disclosed in such balance sheet, which either individually or in the aggregate would be material;
                                    (C) that no action or proceeding is pending or is threatened against the Borrower at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of the federal or state government or of any municipal government or any agency, or before any arbitrator, and no investigation has been commenced before any such entity other than disclosed in writing to the Lender; (D) that as of Closing and other than has been disclosed in writing to the Lender, no unpaid bills for improvements to any of the Properties exist which may give rise to mechanics', materialmen's or other similar liens or privileges arising by operation of law, except for unpaid bills not yet due and payable; and (E) that no suit or other proceeding by any third party is pending or threatened before any court or governmental agency seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages from the Borrower or any Operator, in connection with the transactions contemplated herein;

                           vii.     [intentionally omitted];

                           viii. the Mortgages dated as of the Closing Date and in as many counterparts as the Lender may require;

                           ix. U.C.C.-1 financing statements to be filed under the Uniform Commercial Code;

                           x. the written opinion of the Borrower's Texas and Mississippi counsel, as applicable, dated the Closing Date and addressed to the Lender in form and substance satisfactory to the Lender, stating that: (A) the Borrower is duly incorporated and validly existing; (B) the Loan

                                    Documents executed at Closing are validly authorized and executed, and are enforceable in accordance with their terms;
                                    (C) the Loans do not violate any applicable state or federal laws; (D) the Lender, its Affiliates, the Lender's counsel and the Lender's lenders and their respective counsels may rely on the opinion; and
                                    (E) such other matters as the Lender or its counsel may require;

                           xi. evidence that the Borrower has obtained insurance in accordance with SECTIONS 7.1(p) and (q) hereof;

                           xii. a Reserve Report satisfactory to the Lender's staff petroleum engineer from an engineer attesting to the quantity of reserves underlying the Properties and their classification (e.g., proved undeveloped), as calculated in accordance with the Society of Petroleum Engineers standards;

                           xiii. Title Opinions satisfactory to the Lender establishing that the Borrower has acquired Defensible Title to the Properties, subject only to Permitted Encumbrances and the Existing Liens;

                           xiv.     the Swap Agreement;

                           xv. the results of Uniform Commercial Code searches showing all financing statements and other documents or instruments on file against the Borrower, in the Offices of the Secretaries of State of the State of Texas and Mississippi and in the counties or parishes in which Properties are deemed to be located for recording purposes;

                           xvi. evidence that any and all fees required under this Agreement as of the date of the making of the relevant Loan are paid in full;

                           xvii.    the Security Agreement;

                           xviii.   the Overriding Royalty Interest Conveyance;

                           xix.     the Hydrocarbon Purchase and Sale
                                    Agreement;

                           xx.      the Cash Collateral Agreement;

                           xxi.     [intentionally omitted]; and

                           xxii. such other documents and instruments as the Lender may reasonably request.

None of the foregoing instruments will be required to be redelivered at the time of the advance of any Development Loans subsequent to the date of the making of the Initial Loan, with the exception of those identified in paragraph (a)(iii), paragraph (a)(ix) (if the operations to be funded by such Development Loan involve the installation of additional major items of Equipment for which the Lender desires to file a new UCC-1 or UCC-3), and paragraphs (a)(xv) and (a)(xxii) (only if requested by the Lender).

                 (b) the Lender shall have entered into the Assignments of Note and Liens with the Existing Debt Holders and consummated the transactions thereunder;

                 (c) the Lender shall have entered into the Subordination Agreements with the holders of all Debt to Affiliates other than Todd
         E. Grabois;

                 (d) the Parent shall have executed and delivered the Parent Guaranty and delivered certificates and instruments similar to those contemplated in clauses (a)(ii) through (a)(v) above;

                 (e) the Borrower and the EnCap Buyers shall have executed and delivered the EnCap Purchase and Sale Agreement;

                 (f) the Parent and Coral shall have executed and delivered the Coral Letter Agreement and consummated the Coral Transaction;

                 (g) the Borrower and Shell shall have executed and delivered the Shell Letter Agreement and consummated the Shell Transaction; and

                 (h) The Parent, the Borrower, the Participating Creditor Collateral Agent, the Participating Creditor Deposit Agent, and Participating Creditors holding no less than eighty-five percent (85%) by dollar amount of the Eligible Claims (as such term is defined in the Debt Restructure Agreement), and the Lender (for the limited purpose stated therein) shall have executed and delivered the Debt Restructure Agreement.

         Section 9.3 CONDITIONS PRECEDENT TO FUNDING. The Lender shall not be obligated to make any loan available (other than advances under a Development Loan for which: (i) a conforming Request for Advance has been submitted to the Lender; (ii) the amount is within the limitations set forth in SECTION 2.1(b); and (iii) the Lender has confirmed its obligation to advance in accordance with
SECTION 2.1(b)) unless the following conditions precedent have been satisfied:

                 (a) There is no Event of Default, Unmatured Event of Default or Tax Claim under this Agreement, the Mortgage or any other Loan Document;

                 (b) all of the Borrower's representations and warranties made in any Loan Document shall be true and correct as if made on the date of such advance (except to the extent that the facts upon which such representation are based have been changed by the extension of credit hereunder);

                 (c) the Borrower shall have performed and complied with all agreements and conditions in the Loan Documents which are required to be performed or complied with by it on or prior to the date of such Loans;

                 (d) no law, regulation, order, judgment or decree of any governmental authority is in effect or pending which shall enjoin, prohibit or restrain such loan or impose, or result in the imposition of, any adverse condition upon the Lender;

                 (e) the Lender shall have received all documents and instruments which the Lender has then reasonably requested as to: (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by the Borrower in any Loan Document;
         (ii) the satisfaction of all conditions contained herein or therein; and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to the Lender (in reasonable exercise of its discretion) in form, substance, and date;

                 (f) the Lender shall have received satisfactory due diligence analysis including, but not limited to, financial and operational data, title and environmental review, all such data to be provided by the Borrower;

                 (g) the Lender shall have received satisfactory information regarding existing gas sales and oil sales with respect to production of Hydrocarbons from or allocable to the Properties, which will include, for gas sales on a well-by-well basis, where applicable, transportation costs, gathering costs, processing costs, gas stream heating content, then-current market prices for gas of similar quality and copies of existing sales contracts and for oil sales, individual well specific gravity of produced oil, transportation costs, sulfur content, purchase bonuses, then-current market prices for oil of similar quality, and copies of existing sales contracts; and

                 (h) no material adverse change has occurred in the financial condition or operations of the Borrower or any Operator, or with respect to the Properties.

         Section 9.4 CONDITION PRECEDENT TO FUNDING DEVELOPMENT LOAN. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, the Lender shall not in any event be obligated to make any loan under the Development Loan until such time, if any, as the Lender has received certified copies of resolutions of the board of directors of the Borrower and any required shareholder consents authorizing the Development Program.

                   ARTICLE 10: EVENTS OF DEFAULT AND REMEDIES

         Section 10.1 EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

                 (a) The Lender fails to receive its portion of Net Revenue (Base Net Revenue and Excess Net Revenue multiplied by the applicable Dedication Rates) in accordance with SECTION 2.7(b) when the same is due and payable;

                 (b) projected Net Revenue attributable to Proved Reserves, based on the most recent Reserve Report delivered to the Lender after the Closing Date, is insufficient to fully amortize the Loans by their stated maturity or Borrower's share of projected Net Revenues attributable to Proved Reserves, based on such Reserve Report, is insufficient to fully pay the EnCap Junior Note at maturity;

                 (c) any Loan Document or the Debt Restructure Agreement at any time ceases to be valid, binding and enforceable against the Borrower or any other Person party thereto other than the Lender for any reason other than its release or subordination made with the prior written consent of the Lender, and such cessation is not remedied in full within fifteen (15) days after the Borrower receives written notice thereof;

                 (d) any "Event of Default", as defined in the Mortgage (other than an event which is referred to in subsection (a) through (c) of this SECTION 10.1), occurs under the Mortgage, and the same is not remedied within the applicable period of grace (if any) provided in the Mortgage, or any event of default occurs under any Security Document or commodity price risk management agreement with respect to the Properties;

                 (e) the Borrower fails to duly observe, perform or comply with: (i) SECTION 7.1(l); (ii) any covenant, agreement, condition or provision set forth in SECTION 7.2; or (iii) any other covenant, agreement, condition or provision of any Loan Document, and, in the case of matters referred to in this clause (iii) only, if such failure is not remedied within thirty (30) days of the time at which the Borrower receives written notice from the Lender or otherwise knows or should have known of such failure;

                 (f) any representation or warranty previously, presently or hereafter made in writing by or on behalf of the Borrower in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made;

                 (g) any Lien against any of the Properties resulting from a Tax Claim for $50,000 or more is asserted against the Borrower and such Tax Claim is not withdrawn, formally disputed in good faith, or otherwise disposed of within thirty days (30) thereafter;

                 (h) any Lien for more than $250,000 is filed of record against the Properties and is not bonded or discharged within 60 days;

                 (i) the Borrower or any Operator materially violates any Environmental Law with respect to the Properties;

                 (j) the Borrower or any Operator fails to comply in all material respects with all pertinent federal, state and other laws, rules and regulations pertaining in any way to the Borrower or the Properties;

                 (k) the Borrower withdraws or is removed as operator of the Properties, and the replacement operator is unacceptable to the Lender;

                 (l) Subject to Permitted Encumbrances, and except for such resulting from any failure by the Lender to duly file applicable Security Documents executed and delivered by the Borrower or applicable UCC-3 continuation filings not required to be executed by the Borrower, the Lender shall at any time not have a perfected first priority security interest and/or Lien on all or any part of the Collateral;

                 (m) the Borrower's Working Interest and/or Net Revenue Interest constituting any Property is decreased, other than by virtue of the Overriding Royalty Interest Conveyance, from those set forth in Exhibit A to the Mortgage other than pursuant to a Permitted Encumbrance or with the prior written consent of the Lender;

                 (n) the Borrower:

                           i.       has entered against it a judgment,
                                    decree or order for relief by a
                                    court of competent jurisdiction in
                                    an involuntary proceeding commenced
                                    under any applicable bankruptcy,
                                    insolvency or other similar law of
                                    any jurisdiction now or hereafter
                                    in effect, including the federal
                                    Bankruptcy Code, as from time to
                                    time amended, or has any such
                                    proceeding commenced against it
                                    which remains undismissed for a
                                    period of ninety (90) days; or

                           ii.      commences a voluntary case under
                                    any applicable bankruptcy,
                                    insolvency or similar law now or
                                    hereafter in effect, including the
                                    federal Bankruptcy Code, as from
                                    time to time amended; or applies
                                    for or consents to the entry of an
                                    order for relief in an involuntary
                                    case under any such law; or makes a
                                    general assignment for the benefit
                                    of creditors; or fails generally to
                                    pay (or admits in writing its
                                    inability to pay) debts as such
                                    debts become due; or takes
                                    corporate or other action to
                                    authorize any of the foregoing; or

                           iii.     suffers the appointment of or
                                    taking possession by a receiver,
                                    liquidator, assignee, custodian,
                                    trustee, sequestrator or similar
                                    official of all or a substantial
                                    part of its assets or of any part
                                    of the Collateral in a proceeding
                                    brought against or initiated by it,
                                    and such appointment or taking
                                    possession is neither made
                                    ineffective nor discharged within
                                    sixty (60) days after the making
                                    thereof, or such appointment or
                                    taking possession is at any time
                                    consented to, requested by or
                                    acquiesced to by it; or

                           iv.      suffers the entry against it of a
                                    final judgment for the payment of
                                    money in excess of $250,000, unless
                                    the same is covered by insurance or
                                    is discharged within sixty (60)
                                    days after the date of entry
                                    thereof or an appeal or
                                    appropriate proceeding for review
                                    thereof is taken within such period
                                    and a stay of execution pending such
                                    appeal is obtained; or

                           v.       suffers a writ or warrant of
                                    attachment or any similar process
                                    to be issued by any court against
                                    all or any substantial part of its
                                    assets or any part of the
                                    Collateral, and such writ or
                                    warrant of attachment or any
                                    similar process is not stayed or
                                    released within sixty (60) days
                                    after the entry or levy thereof or
                                    after any stay is vacated or set
                                    aside; or

                           vi.      fails to pay any one or more items
                                    of Indebtedness (other than
                                    Indebtedness hereunder) in excess
                                    of $250,000.00 in the aggregate or
                                    any interest or premium thereon
                                    when due (whether at scheduled
                                    maturity or by acceleration, demand
                                    or otherwise) and such failure
                                    shall continue after any applicable
                                    grace period specified in the
                                    agreement or instrument relating to
                                    such Indebtedness or any other
                                    event shall occur and continue
                                    after any applicable grace period
                                    specified in such agreement or
                                    instrument, if the effect of such
                                    default or event is to accelerate
                                    or permit the acceleration of, the
                                    maturity of such Indebtedness, or
                                    if, as the result of such a
                                    default, any such Indebtedness
                                    shall be declared to be due and
                                    payable, or is required to be
                                    prepaid, prior to the stated
                                    maturity thereof;

                 (o) any "Event of Default" as defined in the Debt Restructure Agreement, whether on the part of the Borrower, the Participating Creditors, or otherwise, occurs;

                 (p) any Change of Control occurs;

                 (q) the approval by the board of directors of the Borrower and the obtaining of any required shareholder consent with respect to the Development Program shall not have occurred on or prior to September 30, 1999;

                 (r) the completion of the Development Program shall not have occurred on or prior to the eighteen month anniversary of the Closing Date;

                 (s) the EnCap Investment shall not have been consummated on or before the close of business on the Business Day after the Closing date;

                 (t) the Borrower shall not have made all payments required under Section 8.01 of the Debt Restructure Agreement on or before the earlier of (i) the fifteenth day after the Closing Date and
         (ii) the day by which such payments are required to have been made under the Debt Restructure Agreement;

                  (u) the Lender shall not have received on or before the seventh day after the Closing Date written confirmation from the Parent, the Borrower and the Collateral Agent that all of the conditions to the obligations of the Parent, the Borrower, the Participating Creditors or the Collateral Agent under the Debt Restructure Agreement have been satisfied; or

                  (v) the Borrower shall not have (i) paid in full the indebtedness identified on Schedule 2 and (ii) obtained the release of any Liens filed of record in respect thereof on or before December 31, 1999.

         Section 10.2 ACCELERATION.

                  (a) AUTOMATIC ACCELERATION. Upon the occurrence of an Event of Default described in SUBSECTION (j)(i), (j)(ii) or (j)(iii) of SECTION 10.1, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Borrower and each obligor who at any time ratifies or approves this Agreement. After any acceleration under this subsection, any obligation of the Lender to make any further Loans or advances of any kind under any Loan Document shall at the option of the Lender be permanently terminated.

                  (b) PARTIAL ACCELERATION. Upon the occurrence and during the continuance of any Event of Default described in SUBSECTION (a), (c),
         (d) or (e) of SECTION 10.1 with respect to any Obligation owing or Loan Document executed in connection therewith, the Lender at any time and from time to time may declare any and all such Obligations immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Borrower. Upon the Lender's acceleration of any or all of the Obligations, it shall use commercially reasonable efforts to give the Borrower reasonably contemporaneous written notice thereof, but any inadvertent error in the timing or manner of giving such notice shall not affect, in any way, the otherwise proper acceleration under the terms of this Agreement of such Obligations.

                  (c) TAX CLAIMS. Upon the occurrence and during the continuance of an Event of Default described in SUBSECTION (g) of SECTION 10.1, the Lender may at any time and from time to time and without notice to the Borrower, except as may otherwise be required hereunder, declare any or all of the Obligations associated with such Tax Claim (or which the Lender in its reasonable discretion believes will be likely to become associated with such Tax Claim or any similar future Tax Claim) immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Borrower. Upon the Lender's acceleration of any or all of the Obligations, it shall use commercially reasonable efforts to give the Borrower reasonably contemporaneous written notice thereof, but any inadvertent error in the timing or manner of giving such notice shall not affect, in any way, the+ otherwise proper acceleration under the terms of this Agreement of such Obligations.

                  (d) OTHER ACCELERATION. Upon the occurrence and during the continuance of any Event of Default not described in the preceding SUBSECTIONS (a), (b) or (c) of this SECTION 10.2, the Lender may at any time and from time to time and without notice to the Borrower, except as may otherwise be required hereunder, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Borrower. Upon the Lender's acceleration of any or all of the Obligations, it shall use commercially reasonable efforts to give the Borrower reasonably contemporaneous written notice thereof, but any inadvertent error in the timing or manner of giving such notice shall not affect, in any way, the otherwise proper acceleration under the terms of this Agreement of such Obligations.

         Section 10.3 REMEDIES. If any Event of Default shall occur and be continuing, the Lender's obligation to make any Development Loans shall be suspended, except as expressly provided to the contrary herein, and the Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and the Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon the Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity. Notwithstanding the foregoing, the payment of the Obligations of the Borrower shall be made solely from the cash flows from the Collateral, or in the Event of Default by the Borrower, from any amounts derived from the exercise by the Lender of its rights hereunder, or under any other Loan Document, with regard to the Collateral including proceeds of foreclosure; but without recourse by the Lender to any of the cash flows, properties or other assets of the Borrower not included in or derived from the Collateral. If any Unmatured Event of Default shall occur and be continuing, the Lender's obligation to make any Development Loans shall be suspended, except as expressly provided to the contrary herein, so long as any such Unmatured Events of Default or resulting Event of Default is continuing.

         Section 10.4 INDEMNITY. Except to the extent expressly provided otherwise in another Loan Document, the Borrower agrees to indemnify the Lender, upon written demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by or asserted against the Lender growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents or the transactions and events including the enforcement or defense thereof at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE LENDER; PROVIDED, HOWEVER, THAT, UNDER THIS SECTION, NO PERSON SHALL BE ENTITLED TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS CAUSED BY SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. As used in this section the term "Lender" shall refer not only to the Person designated as such in
Section 1.1, but also to its lender(s) and shareholders and, with respect to each of the foregoing, each director, officer, agent, attorney, employee, representative and Affiliate of such Person.


                           ARTICLE 11: MISCELLANEOUS


         Section 11.1 WAIVERS AND AMENDMENTS; ACKNOWLEDGMENTS AND ADMISSIONS.

                  (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by the Lender in exercising any right, power or remedy which the Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by the Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on the Borrower shall in any case of itself entitle the Borrower to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

                  (b) ACKNOWLEDGMENTS AND ADMISSIONS. The Borrower hereby represents, warrants and acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made independent decisions to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by the Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by the Lender to the Borrower as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) the Lender owes no fiduciary duty to the Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between the Borrower, on one hand, and the Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between the Borrower and the Lender, (vii) should an Event of Default or Unmatured Event of Default occur or exist the Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, the Borrower is not relying upon any representation or covenant by the Lender, or any representative thereof, and no such representation or covenant has been made, that the Lender will, at the time of an Event of Default or Unmatured Event of Default, or at any other time, waive, negotiate, discuss or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Unmatured Event of Default or any other provision of the Loan Documents, and (ix) the Lender has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to make the Loans.

THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 11.2 SURVIVAL OF AGREEMENTS: CUMULATIVE NATURE. The Lender may assign and/or transfer its rights and privileges under the Loan Documents at any time and from time to time; provided that the Lender shall remain liable to perform, or cause to be performed, its obligations to the Borrower under the terms of the Loan Documents. All of the various representations, warranties, covenants and agreements of the Borrower in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to the Lender and all of the Lender's obligations to the Borrower are terminated. The representations, warranties and covenants made by the Borrower in the Loan Documents, and the rights, powers and privileges granted to the Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify or otherwise reduce the benefit to the Lender of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 11.3 NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery or by registered or certified United States mail, postage prepaid, (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail three (3) business days after deposit in the mail.

         For mail delivery to:

                  Mr. Robert S. Herlin, Senior Vice President and CFO Texstar Petroleum, Inc.
                  1000 Louisiana, Suite 1500
                  Houston, Texas 77002

         with copies to:

                  Mr. J. Lanier Yeates
                  Lanier Yeates, a Professional Corporation
                  1100 Louisiana, Suite 2925
                  Houston, Texas 77002

         For mail delivery to:

                  Aquila Energy Capital Corporation
                  909 Fannin, Suite 1850
                  Two Houston Center
                  Houston, Texas 77010-1007

         with copies to:

                  Mr. William D. Morris
                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  1900 Pennzoil Place, South Tower
                  711 Louisiana
                  Houston, Texas 77002

         Section 11.4 PARTIES IN INTEREST; TRANSFERS. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of solely the parties thereto and their respective successors and assigns; provided, however, that the Borrower shall not assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim or any claim or right under any doctrines or theories of intended or third-party beneficiaries under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted successors and assigns.

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

         Section 11.5 GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY STIPULATED IN A LOAN DOCUMENT OR MANDATORILY GOVERNS A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THIS AGREEMENT HAS BEEN ENTERED INTO IN HOUSTON, TEXAS AND SHALL BE PERFORMABLE FOR ALL PURPOSES IN HARRIS COUNTY, TEXAS. SUBJECT TO THE PROVISIONS OF ARTICLE 12, COURTS WITHIN THE STATE OF TEXAS SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE BORROWER AND THE LENDER, WHETHER IN LAW OR EQUITY, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; AND VENUE IN ANY SUCH DISPUTE WHETHER IN FEDERAL OR STATE COURT SHALL BE LAID IN HARRIS COUNTY, TEXAS.

         Section 11.6 LIMITATION ON INTEREST. The Lender, the Borrower and any other parties to any Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, the parties stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither the Borrower nor any present or future guarantors, endorsers or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) the Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at the Lender's or such holder's option, promptly returned to the Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable under any specific circumstance exceeds the maximum amount permitted under applicable law, the Lender and the Borrower (and any other payors thereof) shall to the greatest extent permitted under applicable law, (x) characterize any non-principal payment as an expense, fee or premium rather than as interest, (y) exclude voluntary prepayments and the effects thereof, and (z) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

         Section 11.7 TERMINATION; LIMITED SURVIVAL. In their sole and absolute discretion, the Borrower and the Lender may each, at any time that no Obligations are owing, elect in a notice

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

delivered to the other to terminate this Agreement; provided that prior to the Drawdown Termination Date the Lender shall not, without the written consent of the Borrower, be entitled to terminate its commitment to make additional Development Loans. Upon receipt of such a notice, if no Obligations are then owing, this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from any prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by the Borrower or the Lender in any Loan Documents, and any obligations which any Person may have to indemnify or compensate the Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of the Borrower, the Lender shall prepare and execute all necessary instruments to release and effect such termination of the Loan Documents; provided however, that nothing in this SECTION 11.7 shall affect any and all continuing rights, validity and enforceability of the Overriding Royalty Interest.

         Section 11.8 SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable, all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

         Section 11.9 COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 11.10 FURTHER ASSURANCES. The parties agree (a) to furnish upon written request to each other such information, (b) to execute and deliver to each other such documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Loan Documents.

         Section 11.11 WAIVER OF PUNITIVE DAMAGES, ETC. THE BORROWER AND THE LENDER HEREBY (a) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION ANY SPECIAL, EXEMPLARY, PUNITIVE, STATUTORY OR CONSEQUENTIAL DAMAGES OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (b) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ARBITRATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (c) ACKNOWLEDGE THAT EACH HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER INDUCEMENTS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

         Section 11.12 REPRESENTATIONS AND WARRANTIES OF LENDER. To confirm the Borrower's understanding concerning Lender and Lender's business and obligations, and to induce the Borrower to enter into this Agreement and to make the Loans, Lender represents and warrants to the Borrower that:

                  (a) ORGANIZATION AND GOOD STANDING. Lender is a corporation duly organized, validly existing and in good standing under the laws of Delaware, having all powers necessary to carry on its business and to enter into and consummate the transactions contemplated by the Loan Documents.

                  (b) AUTHORIZATION. Lender has taken all actions necessary to authorize the execution and delivery of the Loan Documents and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder, subject to satisfaction of the terms and conditions of the Loan Documents. Lender is duly authorized to lend funds hereunder, subject to satisfaction of the terms and conditions of the Loan Documents.

                  (c) NO CONFLICTS OR CONSENTS. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third-party is required in connection with the execution, delivery or performance by Lender of any Loan Document or to consummate any transaction contemplated by the Loan Documents.

                  (d) ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when executed and delivered by Lender will be, legal, valid and binding obligations of Lender, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of debtor's rights or by principles of equity applicable to the enforcement of debtor's rights generally.

                  (e) COMPLIANCE WITH AGREEMENT AND LAW. The Lender will perform all material obligations it is required to perform under the terms of the Loan documents. Lender will conduct its business and affairs in material compliance with laws, regulations and orders applicable thereto.

         Section 11.13 IMI PROPERTY. The Lender has no obligation to fund any advance in connection with the exploration or development of the IMI Property. In the event that the Borrower requests the Lender to fund an advance in connection with the exploration or development of the IMI Property and the Lender does not elect to fund such advance, the Lender will, upon the Borrower's written request and at the cost and expense of the Borrower, execute such documents and take such actions as may be reasonably requested and necessary to release any Lien of the Lender over the IMI Property.

         Section 11.14 PARTICIPATING CREDITOR DEDICATED RECEIVABLES. The Lender acknowledges that neither this Agreement nor any other Loan Document is intended to give the Lender any interest in the Participating Creditor Dedicated Receivables and agrees that it will, upon the Borrower's written request and at the cost and expense of the Borrower execute such documents and take such actions as may be reasonably requested and necessary to release any Lien of the Lender over the Participating Creditor Dedicated Receivables.

                            ARTICLE 12: ARBITRATION

         Section 12.1 ARBITRATION.

                  (a) The Borrower and Lender and any other obligor party (the "PARTIES") will attempt in good faith to resolve any controversy or dispute arising out of or relating to this Agreement promptly by negotiations between themselves. The negotiation process may be started by the giving of written notice by any party to the other parties in accordance with the terms of SECTION 11.3 hereof, and the parties agree to negotiate in good faith, and select an independent mediator to facilitate the negotiations and conduct up to eight consecutive hours of mediated negotiations in Houston, Texas within thirty (30) days after the notice is first sent. If, within ten (10) days after the initial notice, the parties are not able to agree upon a mediator, the parties shall immediately proceed to arbitration. Fees and expenses of the mediator shall be borne equally by the Borrower and Lender.

                  (b) No litigation or other proceeding may ever be instituted at any time in any court for any purpose, except as may be set forth in
         SECTION 12.1(h) hereof.

                  (c) If a controversy or dispute is not resolved after completion of the negotiation process described in SUBSECTION (a) above, then, upon notice by any party to the other parties (an "ARBITRATION NOTICE") and to AAA, the controversy or dispute shall be submitted to an arbitration panel for binding arbitration in Houston, Texas, in accordance with AAA's Commercial Arbitration Rules (the "RULES"). The parties agree that they will faithfully observe this Agreement and the Rules and that they will abide by and perform any award rendered by the arbitration panel. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16. The award or judgment of the arbitration panel shall be final and binding on all parties and judgment upon the award or judgment of the arbitration panel may be entered and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory mediation and arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitration panel will be shared by all parties engaged in the dispute or controversy on a basis determined to be fair and equitable by the arbitrators, taking into account the relative fault of each party, the relative credibility and merit of all claims and defenses made by each party and the cooperation, speed and efficiency of each party in conducting the arbitration proceeding and complying with the Rules and with orders and requests of the arbitrators.

                  (d) Promptly after the Arbitration Notice is given, each party will select an arbitrator and the arbitrators so selected will in turn select an independent and impartial third arbitrator. If the arbitrators selected by the parties are unable to agree on a third arbitrator, then one of the parties shall notify AAA and AAA shall select the third arbitrator. Such third arbitrator selected in such manner shall not be entitled to compensation in excess of compensation paid to either of the other two arbitrators. The decision of AAA with respect to the selection of the third arbitrator will be final and binding in such case. Such three arbitrators will constitute the arbitration panel. Any arbitration regarding the Purchase Price for the Overriding Royalty Interest shall be conducted by arbitrators who are petroleum engineers employed by one or more of the firms designated in
         SECTION 7.1(f) hereof.

                  (e) Within 10 days after the selection of the arbitration panel, the parties and their counsel will appear before the arbitration panel at a place and time in Houston, Texas, as may be designated by the arbitration panel for the purpose of each party making a one hour or less presentation and summary of the case. Thereafter, the arbitration panel will set dates and times for additional hearings until the proceeding is concluded. The desire and goal of the parties is, and the arbitration panel will be advised that its goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible.

                  (f) Any arbitral award may be enforced in a District Court of the State of Texas sitting in Houston, Texas or in the United States District for the Southern District of Texas, Houston Division, and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts for said purpose and the parties hereby irrevocably waive to the fullest extent permitted by law any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (g) The arbitration panel will have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement.

                  (h) The provisions of this SECTION 12.1 relating to arbitration of disputes shall not apply to litigation or any other submission to judicial or administrative process that is instituted for the sole purpose of: (i) compelling a party to submit to arbitration in accordance with the provisions of this SECTION 12.1, (ii) obtaining enforcement of any award or judgment of the arbitrator(s) issued pursuant to this SECTION 12.1, (iii) accelerating the maturity of any debt of the Borrower during the continuance of an Event of Default,
         (iv) bringing suit and obtaining a judgment against the Borrower on its debt for purposes of enforcement of any Security Document (provided that the satisfaction of such judgment is limited solely to the Collateral), or (v) exercising all of the Lender's rights and remedies to foreclose or otherwise realize upon the Collateral, including rights to collect sums due or to become due under the Collateral.

                  (i) The provisions of this ARTICLE 12 shall terminate immediately if, as and when the party originally identified herein as "Lender" no longer owns any rights or interests under this Agreement and the Obligations of the Borrower arising pursuant hereto;

         provided that if any arbitration under the provisions of this Article has been initiated prior to the time that such Lender no longer owns any such rights or interests under this Agreement and the Obligations, the provisions of this Article shall continue to be applicable to any such arbitration that has been commenced.

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                                       57

        IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                    BORROWER:

                                    TEXSTAR PETROLEUM, INC.

                                    By:
                                          -------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------

                                    LENDER:

                                    AQUILA ENERGY CAPITAL CORPORATION

                                    By:
                                          -------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------


[Credit Agreement signature page]

                               NOTICE TO BORROWER

THIS WRITTEN CREDIT AGREEMENT IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE BORROWER AND THE LENDER. THIS WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN THE BORROWER AND THE LENDER.

         AFFIRMATION OF NO UNWRITTEN ORAL CREDIT AGREEMENTS. The Borrower and the Lender affirm by the initials below of their authorized officers or representatives that no unwritten, oral credit agreement exists between them.

         Borrower's                                  Lender's
         Representative's                            Representative's
         Initials                                    Initials